UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

NEVRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36715	56-2568057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Bridge Parkway Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 251-0005

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 6, 2025, Nevro Corp., a Delaware corporation (“Nevro” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Globus Medical, Inc., a Delaware corporation (“Parent”), and Palmer Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, each share of Company common stock, par value $0.001 per share (each, a “Company Share”), that is issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than any Company Shares (i) owned immediately prior to the Effective Time by Parent, Merger Sub, the Company or by any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company or (ii) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under Delaware law, will be canceled and extinguished and automatically converted into the right to receive $5.85 per share in cash (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

In addition, effective as of immediately prior to the Effective Time, (i) each outstanding Company stock option, whether vested or unvested, will be automatically cancelled and terminated without consideration; (ii) each outstanding Company restricted stock unit, excluding Company PSU Awards (each, a “Company RSU Award”) will be automatically cancelled and terminated and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time multiplied by (B) the Merger Consideration, subject to any applicable withholding taxes; and (iii) each outstanding Company restricted stock unit subject to performance-based vesting or forfeiture conditions (each, a “Company PSU Award”) will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been achieved at the greater of target and actual level of performance as determined by the Compensation Committee of the Company’s Board of Directors (the “Board”) in its discretion multiplied by (B) the Merger Consideration, less any applicable withholding taxes.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to use commercially reasonable efforts to conduct its operations according to its ordinary and usual course of business consistent with past practice, to cooperate in seeking regulatory approvals and not to engage in certain specified activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate or knowingly encourage any inquiry, proposal, discussions or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written Acquisition Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement that the Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes a Superior Proposal (as defined in the Merger Agreement), the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination.

The Company will prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, the Board will recommend that the Merger Agreement be adopted by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if the Merger has not been successfully completed by August 6, 2025, with an extension to October 6, 2025 under certain enumerated circumstances (the “Termination Date”). In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, failure to obtain the approval of the Company’s stockholders or certain other triggering events, the Company may be required to pay Parent a termination fee of $10,000,000 or $15,000,000, depending on the circumstances leading to such termination. In addition, in connection with a termination of the Merger Agreement under specified circumstances, Parent may be required to pay the Company a termination fee of $15,000,000.

The Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into the Merger Agreement, (ii) approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company stockholders and (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Company stockholders adopt the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01	Regulation FD Disclosure.

On February 6, 2025, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

Also on February 6, 2025, the Company issued certain communications to employees, suppliers, customers, faculty, and salespersons of the Company regarding the Merger, in addition to certain social media reports. A copy of these communications are hereby furnished as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6 to this Current Report.

The information contained in this Item 7.01 and in Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Voting and Support Agreement

Concurrent with the execution of the Merger Agreement, the Company and Parent entered into a Voting and Support Agreement (the “Voting Agreement”) with the directors and executive officers of the Company providing that, among other things, subject to the terms and conditions set forth therein, such signatories will support the Merger and the transactions contemplated thereby, including by voting to adopt the Merger Agreement.

A copy of the Voting Agreement is included in this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The summary description of the terms of the Voting Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 6, 2025, by and among Globus Medical, Inc., Nevro Corp. and Palmer Merger Sub, Inc.

10.1*	Voting and Support Agreement, dated as of February 6, 2025, by and among Nevro Corp., Globus Medical, Inc. and the other signatories thereto.

99.1	Press Release, dated February 6, 2025.

99.2	Email to employees of Nevro Corp., dated February 6, 2025.

99.3	Email to suppliers of Nevro Corp., dated February 6, 2025.

99.4	Email to customers of Nevro Corp., dated February 6, 2025.

99.5	Email to physician faculty of Nevro Corp., dated February 6, 2025.

99.6	Email to salespersons of Nevro Corp., dated February 6, 2025.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this report include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this report are based on information available to Nevro as of the date hereof, and Nevro disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K, and in our other reports filed with the Securities and Exchange Commission (“SEC”). Nevro’s SEC filings are available on the Investor Relations section of its website at https://nevro.com/English/us/investors/overview/default.aspx and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed transaction may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Nevro or the expected benefits of the proposed transaction or that the approval of Nevro’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed transaction; (iii) the possibility that competing offers or acquisition proposals for Nevro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Nevro to pay a termination fee or other expenses; and (vi) the effect of the announcement or pendency of the merger on Nevro’s ability to retain and hire key personnel, or its operating results and business generally.

No Offer or Solicitation

This report is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This report may be deemed solicitation material in respect of the proposed transaction. A special stockholder meeting has been announced to obtain Nevro stockholder approval in connection with the proposed transaction. Nevro expects to file with the SEC a proxy statement and has filed or may file with the SEC other relevant documents in connection with the proposed transaction. Nevro stockholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Nevro and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by Nevro with the SEC at the SEC’s website at www.sec.gov, and at Nevro’s website at https://www.nevro.com.

Participants in the Solicitation

Nevro and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Nevro’s directors and executive officers is set forth in Nevro’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, and in Nevro’s Current Reports on Form 8-K filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nevro’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Nevro’s definitive proxy statement for its special stockholder meeting to be filed with the SEC in connection with the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2025	NEVRO CORP.

	By:	/s/ Roderick H. MacLeod
	Name:	Roderick H. MacLeod
	Title:	Chief Financial Officer

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

GLOBUS MEDICAL, INC.,

PALMER MERGER SUB, INC.

and

NEVRO CORP.

Dated as of February 6, 2025

-i-

TABLE OF CONTENTS

(Continued)

-ii-

TABLE OF CONTENTS

(Continued)

Annexes

A – Voting Agreement

B – Certificate of Incorporation of the Surviving Corporation

-iii-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 6, 2025, by and among Globus Medical, Inc., a Delaware corporation (“Parent”), Palmer Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and Nevro Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each Company Share that is outstanding immediately prior to the Effective Time (other than Canceled Company Shares and Dissenting Company Shares) will thereupon be canceled and converted into the right to receive cash in an amount equal to the Merger Consideration, and the Company will survive the Merger as a wholly owned Subsidiary of Parent, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (iv) resolved to recommend that the Company Stockholders adopt this Agreement (such recommendation, the “Company Board Recommendation”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain Persons are entering into a Voting Agreement with Parent, in the form attached as Annex A hereto (the “Voting Agreement”);

WHEREAS, (i) the Board of Directors of each of Parent and Merger Sub have (A) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement, and (B) approved the execution and delivery by Parent and Merger Sub, respectively, of this Agreement, the performance by Parent and Merger Sub of their respective covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein and (ii) the Board of Directors of Merger Sub has recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement by written consent in lieu of a meeting effective immediately following the execution and delivery of this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that (a) contains confidentiality provisions that are not, in the aggregate, less favorable to the Company than the terms of the Confidentiality Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, and (b) does not contain any provision that prohibits the Company from complying with its obligations under this Agreement.

“Acquisition Proposal” shall mean any offer, proposal, written inquiry or indication of interest (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” shall mean: (a) any transaction or series of related transactions (other than the transactions contemplated by this Agreement) resulting in the direct or indirect acquisition of more than fifteen percent (15%) of the outstanding voting securities of the Company; (b) any tender offer or exchange offer that if consummated would result in any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than fifteen percent (15%) of the outstanding voting securities of the Company or any Subsidiary; (c) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving the Company or its Subsidiaries (i) pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold Company Shares representing more than fifteen percent (15%) of the voting power of the surviving entity or (ii) as a result of which the Company Stockholders (as a group) immediately prior to the consummation of such transaction would hold Company Shares representing less than eighty-five percent (85%) of the voting power of the surviving entity after giving effect to the consummation of such transaction; (d) any direct or indirect sale or disposition of more than fifteen percent (15%) of the assets of the Company or its Subsidiaries on a consolidated basis determined on a fair market value basis, it being understood that voting securities of any Subsidiaries of the Company are to be deemed assets of the Company; (e) any liquidation or dissolution of the Company; or (f) any combination of the foregoing; provided, however, the Merger and the transactions contemplated hereby shall not be deemed an Acquisition Transaction in any case.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“AI Solutions” shall mean artificial intelligence and machine learning solutions, systems and technologies, including proprietary algorithms, technologies, models (whether trained or untrained and including associated weights, parameters and structure or architecture), software, or systems, in each case, that make use of or employ neural networks, natural language processing, statistical learning algorithms, or reinforcement learning.

“Antitrust Law” shall mean the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any Foreign Antitrust Laws, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

“Bank Warrant Transactions” means, collectively, the transactions evidenced by that certain (i) Base Warrants Confirmation, dated as of April 1, 2020, by and between the Company and each of Morgan Stanley & Co. International plc and Goldman Sachs & Co. LLC and (ii) Additional Warrants Confirmation, dated as of April 2, 2020, by and between the Company and each of Morgan Stanley & Co. International plc and Goldman Sachs & Co. LLC.

“Bank Warrants” shall mean the warrants to purchase an aggregate of 1,807,141 Company Shares, issued by the Company to each of Goldman Sachs & Co. LLC and Morgan Stanley & Co. International plc pursuant to the Bank Warrant Transactions, at an exercise price of $147.00 per share.

“Bond Hedge Transactions” means, collectively, the transactions evidenced by that certain (i) Base Call Option Confirmation, dated as of April 1, 2020, by and between the Company and each of Morgan Stanley & Co. International plc and Goldman Sachs & Co. LLC and (ii) Additional Call Option Confirmation, dated as of April 2, 2020, by and between the Company and each of Morgan Stanley & Co. International plc and Goldman Sachs & Co. LLC.

“Braidwell Warrant Agreement” shall mean that certain Warrant Agreement, dated as of November 30, 2023, by and between the Company and Braidwell Transaction Holdings LLC – Series 4.

“Braidwell Warrants” shall mean the warrants to purchase an aggregate of 2,587,742 Company Shares, issued by the Company to Braidwell Transaction Holdings LLC – Series 4 pursuant to the Braidwell Warrant Agreement, at an exercise price of $23.1862 per share.

“Business Day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company ESPP” shall mean the Company’s 2014 Employee Stock Purchase Plan.

“Company Exclusively Licensed Intellectual Property” shall mean all Intellectual Property Rights that are exclusively licensed to the Company or any of its Subsidiaries by a third party.

“Company Intellectual Property Rights” shall mean all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” shall mean any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that, individually or in the aggregate with any other Effect has had or would reasonably be expected to (a) have a material adverse effect on the business, assets, Liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) prevent or materially impair the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, solely with respect to clause (a), no Effect resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a “Company Material Adverse Effect” has occurred to the extent such Effects do not disproportionately and adversely affect the Company and its Subsidiaries relative to other similarly situated companies operating in any industry or industries in which the Company or its Subsidiaries operate in the events of clauses (i) through (vi) below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a “Company Material Adverse Effect”):

(i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) general conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries operate;

(iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or Sanctions imposed in connection with the current disputes involving (i) the Russian Federation and Ukraine or (ii) Israel, Hamas, Lebanon, Syria, Iran and any other state or non-state actors involved);

(v) earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics, cyberattacks, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vi) changes after the date hereof in Law or other legal or regulatory conditions (or the interpretation thereof) or in GAAP or other accounting standards (or the interpretation thereof);

(vii) the announcement of this Agreement, or the pendency or consummation of the transactions contemplated hereby, or the identity of Parent, Merger Sub or their Affiliates, including any impact of the foregoing on the relationships of the Company and its Subsidiaries with customers, licensors, suppliers, distributors, officers, employees or other business partners;

(viii) any actions taken or failure to take action, in each case, by Parent or any of its controlled Affiliates, or to which Parent has consented in writing, or which Parent has requested in writing, or the taking of any action required by this Agreement, or the failure to take any action prohibited by this Agreement;

(ix) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect); or

(x) any Legal Proceedings made or brought by any of the current or former Company Stockholders (directly on their own behalf or derivatively in the right of or otherwise on behalf of the Company) against the Company arising out of the Merger or in connection with any other transactions contemplated by this Agreement.

“Company Option” shall mean an option to purchase Company Shares.

“Company Preferred Stock” shall mean the preferred stock, par value $0.001 per share, of the Company.

“Company Privacy and Data Security Policies” shall mean the Company’s and any of its Subsidiaries’ past or present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information.

“Company Product” shall mean any product that is being, or at any time since January 1, 2023 has been, manufactured, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries and any products currently under preclinical or clinical development by the Company or any of its Subsidiaries.

“Company PSU Award” shall mean any award of restricted stock units with respect to Company Shares that is, at the time of determination, subject to performance-based vesting or forfeiture conditions.

“Company Registered Intellectual Property Rights” shall mean all of the Registered Intellectual Property Rights owned by the Company or any of its Subsidiaries.

“Company RSU Award” shall mean any award of restricted stock units with respect to Company Shares that is, at the time of determination, subject to vesting or forfeiture conditions (excluding the Company PSU Awards).

“Company Shares” shall mean shares of common stock, par value $0.001 per share, of the Company.

“Company Stock Awards” shall mean the Company Options, the Company RSU Awards, and the Company PSU Awards.

“Company Stock Plan” shall mean the Company’s 2014 Equity Incentive Award Plan and the Company’s 2023 Employment Inducement Award Plan.

“Company Stockholders” shall mean holders of Company Shares prior to the Effective Time in their capacity as such.

“Company Termination Fee” shall mean, (a) Fifteen Million Dollars ($15,000,000) in the event the Company Termination Fee is payable pursuant to Section 8.3(c)(i), Section 8.3(c)(ii) or Section 8.3(c)(iii), and (b) Ten Million Dollars ($10,000,000) in the event the Company Termination Fee is payable pursuant to Section 8.3(c)(iv).

“Company Warrants” shall mean, collectively, the Bank Warrants and the Braidwell Warrants.

“Consent” shall mean any approval, consent, license, ratification, permission, waiver, order or authorization (including from any Governmental Authority).

“Continuing Employees” shall mean all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Company or any Subsidiaries or Affiliates thereof.

“Contract” shall mean any legally binding contract, subcontract, agreement, obligation, license, sublicense, note, bond, mortgage, indenture, deed of trust, franchise, lease, sublease, loan, credit agreement or other instrument.

“Convertible Notes” shall mean the Company’s 2.75% Convertible Senior Notes Due 2025.

“Convertible Notes Hedge Transactions” shall mean, collectively, the Bond Hedge Transactions and the Bank Warrant Transactions.

“Convertible Notes Indenture” shall mean that certain Indenture, dated as of June 13, 2016, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain Second Supplemental Indenture, dated as of April 6, 2020, by and between the Company and the Trustee.

“Data Incident” shall mean (i) any data breach or security incident that has caused or would reasonably be expected to cause a disruption to the conduct of the Company’s or any of its Subsidiaries’ business or a negative impact on any IT Systems or resources operated or maintained by or on behalf of the Company or any of its Subsidiaries and (ii) any unauthorized, illegal, or accidental access, disclosure, use, denial of use, alteration, corruption, destruction, compromise, or loss or other unauthorized, illegal, or accidental Processing of Personal Information or confidential information, including any “breach,” “breach of security,” “security breach,” “breach of the security of the system,” “data breach,” “personal data breach,” or similar terms as defined by Privacy Laws.

“DOJ” shall mean the United States Department of Justice or any successor thereto.

“Domain Names” shall mean Internet domain names that are registered with any domain name registrar.

“Employee Pension Benefit Plan” shall mean an “employee pension benefit plan” as defined in Section 3(2) of ERISA.

“Environmental Law” shall mean all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Substances, or to human health and safety, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents, and any transfer of ownership notification or approval statute, as each has been amended and the regulations promulgated pursuant thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Ex-Im Laws” means all applicable Laws relating to export and import controls, including the U.S. Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection, except to the extent inconsistent with U.S. Law.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Existing Credit Agreement” shall mean that certain Credit Agreement and Guaranty, dated as of November 30, 2023, by and among the Company, as borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“FDA” shall mean the United States Food and Drug Administration or any successor thereto.

“FTC” shall mean the United States Federal Trade Commission or any successor thereto.

“GAAP” shall mean generally accepted accounting principles, as applied in the United States.

“Governmental Authority” shall mean (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel, or (d) any non-governmental self-regulatory agency, securities exchange, commission or authority, in each of (a) through (d) whether supranational, national, federal, state, county, municipal, provincial, and whether local, domestic or foreign. For the avoidance of doubt, Governmental Authority includes the FDA and any other domestic or foreign entity that regulates or has jurisdiction over the safety, efficacy, testing, quality, manufacturing, marketing, distribution, sale, storage, pricing, import or export of any Company Product.

“Hazardous Substance” shall mean any material, substance or waste that is defined, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, silica, chlorofluorocarbons, and all other ozone-depleting substances.

“Health Care Laws” shall mean the Federal Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Public Health Service Act of 1944, in each case, as amended and the regulations promulgated thereunder.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended from time to time.

“HITECH” shall mean the Health Information Technology for Economic and Clinical Health Act, as amended from time to time.

“Incidental Contracts” shall mean shrink-wrap, click-wrap and off-the-shelf Contracts for commercially available software or services.

“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all Indebtedness of others secured by a Lien on property or assets owned by such Person, whether or not the Indebtedness secured thereby has been assumed, (iv) all letters of credit, banker’s acceptances, surety or performance bonds or similar facilities issued for the account of such Person, to the extent drawn upon, and (v) all guarantees of such Person of any Indebtedness of any other Person. For purposes of this Agreement, Indebtedness of the Company or any of its Subsidiaries shall include the Existing Credit Agreement and the Convertible Notes and shall exclude any intercompany indebtedness between or among the Company and its wholly owned Subsidiaries and any account payables incurred in the ordinary course of business.

“Intellectual Property Rights” shall mean (a) patents, including utility models, industrial designs and design patents, and applications therefor (and any patents that issue as a result of those patent applications), and including all divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, renewals, provisionals and extensions thereof, and any counterparts worldwide claiming priority therefrom, and all rights in and to any of the foregoing (“Patents”); (b) trade names, logos, trademarks, service marks, service names, trade dress, company names, collective membership marks, certification marks, slogans, and other forms indicia of origin, whether or not registerable as a trademark in any given country, together with registrations and applications therefor, and the goodwill associated with any of the foregoing (“Trademarks”); (c) rights in trade and industrial secrets, confidential or proprietary information, data, databases and documentation related thereto and any rights in know how; and (d) copyrights, and any other rights of authors or in works of authorship, including all moral and economic rights of authors and inventors, however denominated, throughout the world (“Copyrights”).

“Intervening Event” shall mean an Effect that was not known or reasonably foreseeable to the Company Board as of the date of this Agreement or, if known, the material consequences of which were not reasonably foreseeable to the Company Board as of the date of this Agreement, other than (a) an Acquisition Proposal, (b) a change in the price of the Company Shares, in and of itself, or (c) the fact that, in and of itself, the Company exceeds any internal or published projections or estimates of the Company’s revenue, earnings or other financial performance or results of operations.

“IRS” shall mean the United States Internal Revenue Service or any successor thereto.

“IT Systems” shall mean the computer systems, networks, hardware, digital storage media, applications and software of the Company or any of its Subsidiaries.

“Knowledge” shall mean, (a) with respect to the Company, the actual knowledge of any of the individuals listed on Section 1.1(a) of the Company Disclosure Letter after reasonable inquiry of those employees of the Company or its Subsidiaries who are best situated to have knowledge of the relevant matter and (b) with respect to Parent or Merger Sub, the actual knowledge of the executive officers of Parent.

“Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” shall mean any (a) civil, criminal or administrative actions, or (b) litigations, arbitrations or other proceedings, in each of (a) and (b), before any Governmental Authority.

“Liabilities” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

“Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance or other restriction of similar nature (including any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.

“NYSE” shall mean the New York Stock Exchange.

“Order” shall mean any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Parent Termination Fee” shall mean $15,000,000.

“Permit” shall mean franchises, grants, authorizations, establishment registrations, licenses, permits, easements, variances, exceptions, clearances, approvals, classifications, Consents, certificates, approvals and Orders of any Governmental Authority.

“Permitted Liens” shall mean any of the following: (a) Liens for Taxes, assessments and other governmental charges or levies that are either not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s, landlords’ or other Liens arising, incidental to or incurred in the ordinary course of business relating to obligations that are not overdue for a period greater than sixty (60) days or that are being contested in good faith by appropriate proceedings; (c) easements, covenants and rights of way (of record), as well as zoning, entitlements, conservation, building and other land use and environmental restrictions or regulations promulgated by Governmental

Authorities, and minor imperfections in title, in each case, that do not materially and adversely impact the current use of the affected property; (d) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 or the Company’s subsequent Quarterly Reports on Form 10-Q; (e) all exceptions, restrictions, imperfections of title, charges and other Liens that do not materially and adversely interfere with the present use of the assets of the Company or any of its Subsidiaries, or the operation of the business of the Company or any of its Subsidiaries, taken as a whole; (f) Liens arising under any lines of credit or other credit facilities or arrangements of the Company or any of its Subsidiaries in effect on the date hereof (or any replacement facilities thereto permitted pursuant to Section 5.1) (including the Existing Credit Agreement and the Convertible Notes); (g) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (h) bankers’ liens, rights of setoff and similar Liens arising in the ordinary course of business, and Liens of a collection bank arising under the Section 4-208 or 4-210 of the UCC; (i) cash collateral accounts serving as collateral for letters of credit, cash management obligations or other similar obligations in the ordinary course of business; (j) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importations of goods in the ordinary course of business; (k) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases for, or consignments of, personal property entered into in the ordinary course of business; (l) pledges or deposits made in the ordinary course of business in connection with obligations in respect of surety or appeal bonds, bid or performance bonds, bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), statutory obligations or other obligations of a like nature; (m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums; (n) Liens of sellers of goods to any obligor or any Subsidiary arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business; (o) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and (p) Liens described in Section 1.1(b) of the Company Disclosure Letter.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or trustee on behalf of a trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Personal Information” shall mean any information that alone or in combination with any other information identifies, relates to, describes, is capable of being associated with, could be linked directly or indirectly to, or could be used to locate or contact an identified or identifiable natural Person or household, any information that constitutes “personally identifiable information,” “personal information,” “personal data,” “protected health information,” “nonpublic personal information,” or similar terms under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural Person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural Person, or to target advertisements or other content or products or services to a natural Person. Without limiting the foregoing, “Personal Information” includes any name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, and medical or health information.

“Privacy and Data Security Requirements” shall mean all (a) Privacy Laws; (b) applicable industry standards and rules of self-regulatory organizations, including the Payment Card Industry Data Security Standard, that are legally binding on the Company or any of its Subsidiaries; (c) Company Privacy and Data Security Policies; and (d) contractual requirements concerning the privacy, security, or Processing of Personal Information or confidential information by the Company, any of its Subsidiaries, or Subprocessors to which the Company or any of its Subsidiaries is a party or was or is otherwise bound.

“Privacy Laws” shall mean all applicable Laws concerning the privacy, security, or Processing of Personal Information, including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, Laws concerning health information privacy, Laws concerning biometric data, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, if applicable, Privacy Laws include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the California Privacy Rights Act of 2020, the Confidentiality of Medical Information Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996 (as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009), the Gramm-Leach-Bliley Act (including all state Laws, rules, and regulations implementing or promulgated pursuant to Title V of the Gramm-Leach-Bliley Act), the Family Educational Rights and Privacy Act, the European Union General Data Protection Regulation, the United Kingdom Data Protection Act 2018, the United Kingdom General Data Protection Regulation, and all other similar international, supranational, national, federal, state, provincial, and local Laws, including all regulations and rules associated therewith and amendments thereto.

“Process” or “Processing” shall mean any operation performed on Personal Information or confidential information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, retention, storage, transmission, transfer, protection, disclosure, distribution, destruction, or disposal of Personal Information or confidential information.

“Registered Intellectual Property Rights” shall mean (a) Patents, (b) Domain Names, (c) Trademarks and (d) Copyrights, in each case, that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Authority (or for Domain Names, any registrar) in any jurisdiction, but excluding any of the foregoing that have been abandoned by the Company or any of its Subsidiaries as of the date of this Agreement.

“Release” shall mean any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property.

“Representative” shall mean with respect to any Person, its directors, officers or other employees, controlled Affiliates, or any investment banker, attorney or other authorized agent or representative retained by such Person.

“Sanctioned Country” shall mean any country or territory that is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” shall mean (i) any Person listed on any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom; (ii) any Person operating, organized or resident in a Sanctioned Country; or (iii) any Person fifty percent (50%) or greater owned or controlled by any of the foregoing.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Subprocessor” shall mean any vendor, service provider, or other Person acting on behalf of the Company or any of its Subsidiaries in connection with the Processing of Personal Information or confidential information.

“Subsidiary” of any Person shall mean (a) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal made after the date of this Agreement that did not result from a breach of Section 5.2 for an Acquisition Transaction on terms that the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor(s), is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the Company Stockholders, from a financial point of view, than the terms of the Merger (including any adjustment to the terms and conditions proposed by Parent in response to such proposal), taking into account all the terms and conditions of the Acquisition Proposal that the Company Board deems relevant in furtherance of its fiduciary duties; provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than fifteen percent (15%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “more than fifty percent (50%)” and (b) “less than eighty-five percent (85%)” shall be deemed to be references to “less than fifty percent (50%).”

“Tax” or “Taxes” shall mean any and all (a) federal, state, local, or foreign taxes, assessments and other governmental charges, duties, impositions, and liabilities imposed by any Governmental Authority in the nature of a tax, which taxes shall include, but not be limited to, all income, gross receipts, license, payroll, employment, excise, severance, stamp, excise, occupation, premium, windfall profits, environmental, customs duties, capital stock, net worth, franchise, profits, withholding, social security, unemployment, disability, workers’ compensation, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax, escheat or abandoned property obligations, or other tax or governmental charge in the nature of a tax imposed by any Governmental Authority, including any interest, penalty or addition to tax imposed by such Governmental Authority, whether disputed or not; (b) interest, penalties, fines, additions to tax or other additional amounts imposed or assessed on or with respect to such amounts of the type described in clause (a) or this clause (b); and (c) liability for the payment of any amounts of the type described in clauses (a) or (b) payable by reason of express or implied obligation or contract (including any tax sharing agreement), assumption, transferee, successor or similar liability (including bulk transfer or similar Laws), operation of law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provisions of state, local, or non-U.S. Law)), as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, or otherwise.

“Tax Return” shall mean any report, declaration, return, information return, claim for refund, declaration, statement, election, or other document filed or required to be filed with any Governmental Authority or submitted to another Person in connection with the determination, assessment, deposit, or collection of any Tax or the administration of any Laws relating to any Tax, and including any related or supporting schedules, attachments, appendices, addenda, or amendments thereof.

“Trade Secrets” shall mean trade secrets, know-how, and any other proprietary or confidential information, including customer, distributor, consumer, and supplier lists and data, technology, clinical and technical data, operational data, engineering information, invention and technical reports, pricing information, research and development information, processes, formulae, methods, formulations, discoveries, specifications, designs, algorithms, plans, improvements, models, and methodologies, in each case that derive independent economic value from not being generally known.

“Treasury Regulations” shall mean the final or temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

“UCC” shall mean, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.

“Willful Breach” shall mean a material breach of this Agreement that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such action would reasonably cause or constitute a material breach of this Agreement.

1.2 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable, and all references herein to “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the section or subsection in which the reference occurs. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(d) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f) When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.”

(g) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(h) References to “$” and “dollars” are to the currency of the United States of America, and references to “U.S.” or “United States” mean and refer to the United States of America.

(i) Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a Company Material Adverse Effect under this Agreement.

(j) “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(k) Except as otherwise specified, (i) references to any statute or Law shall be deemed to refer to such statute or Law as amended from time to time and to any rules or regulations promulgated thereunder, (ii) references to any Person include the successors and permitted assigns of that Person, (iii) references from or through any date mean from and including or through and including, respectively, and (iv) references to any agreement or instrument shall be deemed to refer to such agreement or instrument as from time to time amended, modified or supplemented.

(l) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(m) Where used with respect to documents or information, the phrases “delivered” or “made available” means (i) in the case of information delivered or made available by the Company, that the documents or information referred to were available for review by Parent or its Representatives through the electronic data room hosted on Venue by DFIN at least one day prior to the date hereof or (ii) in the case of information delivered or made available by Parent or Merger Sub, that the documents or information referred to have been physically or electronically delivered to the Company or its Representatives.

(n) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and as a Subsidiary of Parent (the “Surviving Corporation”).

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, and shall make such further filings as may be required under the DGCL to make the Merger effective on the Closing Date. The Merger shall become effective at the time and day of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger (such time and date being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place by electronic exchange of signatures and documents (the “Closing”) on the third (3rd) Business Day after the satisfaction (or waiver, if permitted by applicable Law) of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or at such other date and time as Parent and the Company shall mutually agree upon in writing; provided, however, that in no event shall the Closing be required to occur prior to April 1, 2025. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, except as provided by the DGCL.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, by virtue of the Merger and without necessity of further action by the Company or any other Person, the certificate of incorporation of the Company shall be amended and restated in its entirety to read in its entirety as set forth on Annex B hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until, subject to the provisions of Section 6.8(a), thereafter amended as provided therein or by applicable Law.

(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until, subject to the provisions of Section 6.8(a), thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation or in accordance with applicable Law.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

(b) Officers. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the officers of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Shares. Each Company Share that is issued and outstanding immediately prior to the Effective Time (excluding (A) Canceled Company Shares and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $5.85 per Company Share (the “Merger Consideration”), without interest thereon and subject to any applicable withholding Tax pursuant to Section 2.9(e), upon compliance with the procedures set forth in Section 2.7(h) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.11).

(ii) Excluded Company Shares. Each Company Share held by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case, immediately prior to the Effective Time (“Canceled Company Shares”), shall be canceled and extinguished, without any conversion thereof or consideration paid therefor, at the Effective Time.

(iii) Capital Stock of Merger Sub. Each share of common stock, par value of $0.0001 per share, of Merger Sub that is issued and outstanding immediately prior to the

Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value of $0.0001 per share, of the Surviving Corporation, and, from and after the Effective Time, shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Sub outstanding immediately prior to the Effective Time shall thereafter be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which such shares of common stock of Merger Sub were converted in accordance with the immediately preceding sentence.

(b) Adjustment to the Merger Consideration. Without limiting the other provisions in this Agreement, if, from the date of this Agreement until the Effective Time, any change in the outstanding capital stock of the Company shall occur as a result of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Company Shares) with a record date during such period, the Merger Consideration and any other similarly dependent items (including the PSU Consideration and the RSU Consideration), as the case may be, will be equitably adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding as of immediately prior to the Effective Time and held by a Company Stockholder (or held either in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such Company Shares) who is entitled to demand and who shall have properly and validly demanded such Person’s statutory rights of appraisal in respect of such Company Shares in compliance in all respects with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a), but instead shall represent the right to receive such consideration as may be determined to be due to such Person in respect of such Dissenting Company Shares pursuant to Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders (or beneficially owned by a beneficial owner that made an appraisal demand with respect thereto) who shall have failed to perfect or who shall have effectively withdrawn or otherwise lost or forfeited their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, solely the right to receive the Merger Consideration, without interest thereon, and subject to any applicable withholding Tax pursuant to Section 2.9(e), upon the terms and conditions hereof, including the surrender of the certificate or certificates evidencing such Company Shares in the manner provided in Section 2.7(h) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.11).

(ii) The Company shall give Parent prompt notice of any demands for appraisal received by the Company or withdrawals of such demands received by the Company in respect of Dissenting Company Shares and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.

(d) Company Options. Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated without consideration therefor.

(e) Company RSU Awards. Effective as of immediately prior to the Effective Time, each Company RSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares underlying such Company RSU Award immediately prior to the Effective Time, by (y) the Merger Consideration (the “RSU Consideration”), subject to any applicable withholding Taxes pursuant to Section 2.9(e). Parent shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to pay to each holder of Company RSU Awards the applicable RSU Consideration (subject to any applicable withholding Taxes pursuant to Section 2.9(e)) as promptly as practicable (and in no event later than the next regularly scheduled payroll date) after the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Company RSU Award if required in order to comply with Section 409A of the Code.

(f) Company PSU Awards. Effective as of immediately prior to the Effective Time, each Company PSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be cancelled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Company Shares subject to such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as determined by the Compensation Committee of the Company Board in its discretion, by (y) the Merger Consideration (the “PSU Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to pay to each holder of Company PSU Awards the applicable PSU Consideration (subject to any applicable withholding Taxes pursuant to Section 2.9(e)) as promptly as practicable (and in no event later than the next regularly scheduled payroll date) after the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company PSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with Section 409A of the Code, including on the applicable original settlement date for such Company PSU Award if required in order to comply with Section 409A of the Code.

(g) Company ESPP. The Company Board (or, if appropriate, the committee administering the Company ESPP) will pass such resolutions and take all actions reasonably necessary with respect to the Company ESPP to provide that, effective as of immediately following the date hereof, the Company ESPP shall be terminated and, in accordance with Section 7.5(c) of the Company ESPP, each Participant’s Plan Account (each as defined in the Company ESPP) shall be refunded as soon as administratively practicable thereafter to the Participant.

(h) Effective as of the Effective Time, the Company Stock Plan shall be terminated.

2.8 Braidwell Warrants. At the Effective Time, each Braidwell Warrant that is issued and outstanding as of immediately prior to the Effective Time shall be treated in accordance with Section 5 of the Braidwell Warrant Agreement.

2.9 Payment for Company Securities; Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate and appoint a nationally recognized U.S. bank or trust company approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed) to act as the paying agent for the Company Stockholders entitled to receive Merger Consideration pursuant to this Article II (the “Paying Agent”).

(b) Exchange Fund. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to and for the sole benefit of the Company Stockholders pursuant to the provisions of this Article II, an amount of cash sufficient to pay the aggregate consideration to which Company Stockholders are entitled under this Article II (which, for the avoidance of doubt, shall not include the RSU Consideration or PSU Consideration) (such cash amount being referred to herein as the “Exchange Fund”). Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Parent, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation in accordance with Section 2.9(g). No investment or losses thereon shall affect the consideration to which holders of Company Shares are entitled under this Article II and to the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the amount required to promptly pay in full the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make in full such payments contemplated by this Article II. The Exchange Fund shall not be used for any purpose other than as expressly provided in this Agreement.

(c) Payment Procedures.

(i) As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), Parent shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Company Shares represented by certificates (the “Certificates”), which Company Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall be in a form mutually agreed to by the Company and Parent prior to the Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall otherwise be in such form as Parent, the Company and the Paying Agent shall reasonably agree upon (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed in writing by Parent, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the holder of record of such Certificates shall be entitled to receive the Merger Consideration for each such Company Share formerly represented by such Certificates (subject to any required Tax withholdings as provided in Section 2.9(e)), and any Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder in whose name the Certificate so surrendered is registered, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Certificates representing any Dissenting Company Shares, which shall represent the right to receive payment of the fair value of such Company Shares in accordance with and to the extent provided by Section 262 of the DGCL, or any Canceled Company Shares.

(ii) Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time, an executed Letter of Transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms hereof; provided, that such holders shall be required to submit to the Paying Agent any forms or other documentation (including any IRS Form W-8 or W-9, as applicable, provided, however, that any failure to provide an IRS Form W-8 or W-9 shall only permit the Paying Agent to withhold the Merger Consideration pursuant to applicable Law) as the Paying Agent may reasonably request. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time whose Company Shares were converted into the right to receive the Merger Consideration shall upon the Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Paying Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Paying Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Paying Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.9(e)) and such Book-Entry Shares of such holder shall forthwith be canceled. As soon as practicable after the Effective Time (and in no event later than five (5) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for the Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time shall be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.9(e)), and such Book-Entry Shares so surrendered shall forthwith be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered immediately prior to the Effective Time. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Company Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares.

(d) Transfers of Ownership. In the event that a transfer of ownership of Company Shares is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Book-Entry Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Book-Entry Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the Person in whose name such Certificate is registered or the registered holder of such Book-Entry Shares, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation (each, a “Payor”) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of Company Shares, Company Options, Company RSU Awards and Company PSU Awards such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. Any amounts so deducted and withheld under this Agreement that are remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, Merger Sub, the Surviving Corporation or any other party hereto shall be liable to a Person that was a holder of Company Shares as of immediately prior to the Effective Time for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund (including any interest or other amounts earned with respect thereto) that remains undistributed to the Company Stockholders on the date that is twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any Company Stockholders who have not theretofore surrendered their Certificates that represented Company Shares or Book-Entry Shares that were issued and outstanding immediately prior to the Effective Time for exchange pursuant to the provisions of this Section 2.9(g) shall thereafter look for payment of the Merger Consideration payable in respect of the Company Shares formerly represented by such Certificates or such Book-Entry Shares solely to the Surviving Corporation for any claim to the applicable Merger Consideration to which such Company Stockholders may be entitled pursuant to the provisions of this Article II. Any amount of the Exchange Fund remaining unclaimed by holders of Company Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

2.10 No Further Ownership Rights in Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed with respect to the Company Shares outstanding prior to the Effective Time, and thereafter there shall be no further recording or registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holders of the issued and outstanding Company Shares represented by Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of this Article II, or Certificates representing, and Book-Entry Shares that constitute, Dissenting Company Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Company Shares. The Merger Consideration paid to such Company Stockholders in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares, except for Certificates representing any Book-Entry Shares that constitute Dissenting Company Shares, which shall represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL. Notwithstanding the foregoing, if, after the Effective Time, Certificates or any other valid evidence of ownership of Company Shares as of immediately prior to the Effective Time that have not previously been surrendered are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the applicable Merger Consideration as provided in this Agreement.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit, in customary form reasonably acceptable to Parent, of that fact by the holder thereof, the Merger Consideration payable in respect thereof; provided, however, that the Paying Agent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner(s) of such lost, stolen or destroyed Certificates to deliver a bond in a customary and reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Further Actions. As of the Effective Time, the officers and directors of the Surviving Corporation and Merger Sub shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, as applicable, any such deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company or Merger Sub, as applicable, or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or Liabilities, in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”), or (ii) as disclosed in any Company SEC Reports filed with or furnished to the SEC on or after January 1, 2023 until one (1) Business Day prior to the date hereof (excluding any disclosure in “Risk Factors” or under the heading “Cautionary Statements Regarding Forward-Looking Statements” (and other disclosures to the extent predictive, cautionary or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification.

(a) The Company is duly organized and validly existing and in good standing under the Laws of the State of Delaware, with all corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Each of the Company’s Subsidiaries is duly organized and validly existing and in good standing (to the extent such concepts are recognized in the applicable jurisdiction)

under the Laws of its jurisdiction of incorporation, with all corporate or entity power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c) The Company has heretofore made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws (or similar governing documents) as currently in effect for the Company and each of its Subsidiaries.

(d) Section 3.1(d) of the Company Disclosure Letter lists all of the Subsidiaries of the Company, and for each Subsidiary the jurisdiction of formation. Except as set forth on Section 3.1(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, directly or indirectly, owns any interest in any Person other than the Company’s Subsidiaries (other than interests held for passive investment purposes).

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 290,000,000 Company Shares and 10,000,000 shares of Company Preferred Stock. At the close of business on February 5, 2025 (the “Capitalization Date”), (i) 37,855,939 Company Shares were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) no Company Shares were held by the Company in its treasury. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Section 3.2(a) of the Company Disclosure Letter sets forth as of the date set forth on such schedule, the total number of outstanding Company Shares, as calculated on a fully diluted basis.

(b) As of the close of business on the Capitalization Date, (i) 286,277 Company Shares were subject to issuance pursuant to outstanding Company Options, (ii) 3,077,493 Company Shares were subject to issuance pursuant to outstanding Company RSU Awards, (iii) 2,233,237 Company Shares were subject to issuance pursuant to outstanding Company PSU Awards (assuming target performance), (iv) 4,474,105 Company Shares were reserved for future issuance under the Company Stock Plan, (v) 671,559 Company Shares were reserved for future issuance under the Company ESPP, (vi) $38.0 million aggregate principal amount of the Convertible Notes (with an initial conversion rate as of the date hereof equal to 9.5238 Company Shares per $1,000 principal amount, subject to adjustment as provided in the Convertible Notes Indenture) were issued and outstanding and 1,964,276 Company Shares were reserved for delivery upon the conversion thereof, (vii) 2,587,742 Company Shares were reserved for delivery pursuant to the Braidwell Warrant Agreement and (viii) 3,614,282 Company Shares were reserved for delivery pursuant to the Bank Warrant Transactions. Section 3.2(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the Capitalization Date, of all Company Stock Awards, indicating as applicable, with respect to each Company Stock Award then outstanding, the name of the holder of the Company Stock Award, the type of Company Stock Award, the number of Company Shares subject to such Company Stock Award, the grant date for such Company Stock Award, the exercise or purchase price and expiration date of such Company Stock Award (as applicable), and the vesting schedule for such Company Stock Award (with the number of shares subject to issuance pursuant to outstanding Company PSU Awards based on maximum performance achievement).

(c) Except for the Company Stock Awards, the purchase rights under the Company ESPP, Company Warrants, and the Convertible Notes, as of the close of business on the Capitalization Date, there are no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments requiring the Company to issue, or other obligations requiring the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company (or, in each case, the economic equivalent thereof), (iii) obligations requiring the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”) or (iv) obligations by the Company to make any payments based on the price or value of the Company Shares.

(d) Except for the Company Stock Awards, Company Warrants and Convertible Notes in accordance with their terms, as of the close of business on the Capitalization Date, (i) there were no outstanding obligations requiring the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any Company Securities; (ii) there were no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company; and (iii) all outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.

3.3 Corporate Power; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.5 and, with respect to the Merger, subject to obtaining the Stockholder Approval to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.5 and, with respect to the Merger, subject to obtaining the Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the transactions contemplated hereby. Assuming the accuracy of the representation set forth in the first sentence of Section 4.5, this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (collectively, the “Enforceability Exceptions”).

3.4 Company Board Approval. The Company Board, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (iv) resolved to recommend that the Company Stockholders adopt this Agreement, which resolutions, except to the extent expressly permitted by Section 5.3, have not been rescinded, modified or withdrawn in any way.

3.5 Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock that is necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt this Agreement and approve the Merger.

3.6 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder nor the consummation of the transactions contemplated hereby will (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Company or any of its Subsidiaries, (b) require any Permit of, or filing with or notification to, any Governmental Authority except (i) as may be required under the HSR Act or any applicable foreign antitrust or competition Laws (“Foreign Antitrust Laws”), (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NYSE, (c) violate, conflict with, or result in a breach of any provisions of, or require any Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Material Contract, (d) result in (or, with the giving of notice, the passage of time or otherwise, would result in) the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than Permitted Liens or a Lien created by Parent or Merger Sub) or (e) violate any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their respective assets are bound, except, in the case of clauses (b) through (e), inclusive, as would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.7 Reports; Financial Statements.

(a) Since January 1, 2023, the Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC (as amended or supplemented since the time of filing, the “Company SEC Reports”), all of which have complied as of their respective filing dates or, if amended, supplemented or superseded by a subsequent filing, as of the date of the last such amendment, supplement or superseding filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. No Subsidiary of the Company is required to file or furnish, or files or furnishes, any form, report or other document with the SEC. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. As of their respective dates (to the extent that information contained in such Company SEC Report has been amended or supplemented by a later filed Company SEC Report prior to the date of this Agreement, as of the date of such amendment or supplement) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports.

(b) The audited and unaudited consolidated financial statements, including the related notes and schedules thereto, of the Company included (or incorporated by reference) in the Company SEC Reports (collectively, the “Company Financial Statements”) (i) complied as to form in all material respects with the applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared in accordance with GAAP (except as may be described in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act) applied on a consistent basis throughout the periods involved and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates, and the consolidated income, stockholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments).

(c) The Company maintains, and at all times since January 1, 2023, has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company or its Subsidiaries that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023, and, except as set forth in the Company SEC Reports filed prior to the date of this Agreement, that assessment concluded that those controls were effective.

(d) The Company maintains and since January 1, 2023, has maintained “disclosure controls and procedures” as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) Since January 1, 2023, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer or auditor of the Company or any of its Subsidiaries has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(f) Neither the Company nor any of its Subsidiaries is a party to, and has no commitment to become a party to, any off-balance sheet arrangement (as defined in Item 303(a) or Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s published financial statements or other Company SEC Reports.

3.8 No Undisclosed Liabilities. Other than as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries do not have any Liabilities, except for (a) liabilities disclosed in the Company Financial Statements filed prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since September 30, 2024, (c) for performance obligations on the part of the Company or any of its Subsidiaries pursuant to the terms of any Material Contract (other than liabilities or obligations due to breaches thereunder) and (d) for liabilities arising out of or in connection with this Agreement and the transactions contemplated hereby.

3.9 Absence of Certain Changes. Since September 30, 2024 until the date of this Agreement, (a) the Company and its Subsidiaries have not suffered any Company Material Adverse Effect and (b) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects and in a manner consistent with past practice in all material respects, except for the negotiation, execution, delivery and performance of this Agreement.

3.10 Brokers; Certain Expenses. Except for the advisors set forth on Section 3.10 of the Company Disclosure Letter, whose fees and expenses shall be paid by the Company, no broker, finder, investment banker or financial advisor is or would be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company or any of its Subsidiaries or any of their respective officers, directors or employees.

3.11 Employee Benefit Matters/Employees.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a complete list as of the date of this Agreement of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, (ii) employment, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other compensatory incentive plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, life insurance plans, or fringe benefit plans, in each case, sponsored, maintained or contributed to by the Company or any of its Subsidiaries and under which the Company or any of its Subsidiaries has any material obligation or Liability, excluding (A) any plan or program that is sponsored solely by a Governmental Authority to which the Company or any of its controlled Affiliates or Subsidiaries contributes pursuant to applicable Law, (B) any Multiemployer Plan, (C) any individualized Contracts with respect to Company Stock Awards and (D) any individual employment offer letter, employment agreement, or consulting agreement that does not provide any retention, change in control or severance payments or benefits (collectively, the “Plans”). Section 3.11(a) of the Company Disclosure Letter also sets forth a complete and accurate list of each Person who is eligible to receive any benefit pursuant to the Company’s 2025 Change in Control Severance Plan.

(b) With respect to the Plans listed on Section 3.11(a) of the Company Disclosure Letter, to the extent applicable, correct and complete copies of the following have been made available to Parent by the Company: (A) the written Plan document, if applicable (or a written summary if no applicable Plan document exists), including amendments thereto; (B) the most recent report on Form 5500 filed with respect to each Plan for which a Form 5500 filing is required by applicable Law; (C) the most recent summary plan description for each Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications, or any written summary provided to participants with respect to any plan for which no summary plan description exists, summaries of benefits and coverage for the past three (3) years, and (D) copies of all current employee handbooks applicable to employees of the Company; (E) the most recent IRS determination, notification, or opinion letter, if any, received with respect to any applicable Plan; and (F) nondiscrimination testing results for the past three (3) years.

(c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Plan that is intended to be qualified under Section 401(a) of the

Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, (ii) each Plan and any related trust complies and has been established, maintained and administered in compliance with its terms, ERISA, the Code and other applicable Laws, (iii) the Company and its Subsidiaries have, at all times, properly performed all of their material duties and obligations with respect to such Plans (whether arising by operation of Law, by contract or otherwise) under or with respect to each such Plan, and (iv) as of the date hereof, other than routine claims for benefits, there are no Legal Proceedings, governmental audits or investigations that are pending against or involving any Plan or asserting any rights to or claims for benefits under any Plan.

(d) The Company has not engaged in any transaction (including any nonexempt prohibited transaction as defined in ERISA section 406 or Code section 4975) or acted or failed to act in a manner that is likely to subject the Company to any liability for breach of fiduciary duty under ERISA or any other applicable Law. All contributions (including all employer contributions and employee salary reduction contributions) that are due from the Company with respect to any Plan have been timely made to each such Plan or the plan sponsor thereof in material compliance with the terms of such Plan. All premiums or other payments that are due from the Company for all periods ending on or before the Closing Date have been paid, remitted or distributed with respect to each such Plan in material compliance with the terms of such Plan.

(e) The Company does not maintain, sponsor or contribute to any Plan that is a “defined benefit plan” (as defined in ERISA section 3(35)). The Company does not maintain, sponsor, or contribute to, has any obligation to contribute to, or has maintained, sponsored or contributed to or been required to contribute to, or have any Liability (including withdrawal liability as defined in ERISA section 4201) under or with respect to any Multiemployer Plan, any Multiple Employer Plan, or a single employer plan within the meaning of ERISA section 4001(a)(15). The Company has never maintained, established, sponsored, participated in or contributed to, any Employee Pension Benefit Plan in which equity of the Company was held as a plan asset.

(f) No Plan provides for post-retirement or other post-employment welfare benefits other than (i) statutory liability for providing group health care continuation coverage as required by Section 4980B of the Code or any similar state Law (“COBRA”), (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) under an employment agreement or severance agreement, plan or policy requiring the Company to pay or subsidize COBRA premiums or other post-employment welfare benefits for a terminated employee or the employee’s beneficiaries following such employee’s termination.

(g) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries (i) have complied and are in compliance with the requirements of COBRA and similar state laws as well as the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010 (“PPACA”), and have maintained all records as reasonably necessary to document and demonstrate such compliance under the PPACA, and (ii) have not incurred and are not reasonably expected to incur or to be subject to, any Tax or other penalty under the PPACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Section 4980B, 4980D or 4980H of the Code.

(h) Except as otherwise required under this Agreement or as set forth in Section 3.11(h) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events): (i) entitle any current or former employee or director of the Company or any of its Subsidiaries to any material payment of compensation; (ii) materially increase the amount of compensation or benefits due to any such employee, consultant or director; or (iii) accelerate the vesting, funding or time of payment of any material compensation, equity award or other material benefit to any such employee, consultant or director.

(i) As of the date hereof, (i) there are no currently pending or, to the Knowledge of the Company, threatened, formal grievances, complaints or charges with respect to employment (including wage and hours, wage payment, worker classification, leaves of absence, discrimination, retaliation, harassment, pay equity, accommodation, family and medical leave and other leaves of absence, workplace safety and health, workers’ compensation, labor and immigration) in any judicial, regulatory or administrative forum (including the National Labor Relations Board, the Equal Employment Opportunity Commission, the U.S. Department of Labor, the IRS, the U.S. Citizenship and Immigration Services or any similar or comparable state, local or foreign agency), or under any private dispute resolution procedure; (ii) neither the Company nor any of its Subsidiaries is the subject of any currently pending or, to the Knowledge of the Company, threatened Legal Proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law, and (iii) there is no currently pending or, to the Knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no labor unions or other organizations representing any employee of the Company or any of its Subsidiaries, and there are no currently pending or, to the Knowledge of the Company, threatened labor-related organizational efforts, election activities or requests or demands for negotiation, representation or representation by a labor union or similar organization.

(j) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each natural person who has performed services to the Company as of the date hereof has been properly classified by the Company as an employee or independent contractor under applicable Law (and, for each employee, as exempt or nonexempt under the Fair Labor Standards Act and similar state Law) and, with respect thereto, the Company has, within the time and in the manner prescribed by Law, withheld and paid to the proper Governmental Authority all amounts required to be so withheld and paid under applicable Law and (ii) the Company does not have any Liability (including with respect to wages, Taxes, workers’ compensation, benefit plans or otherwise) as a result of any failure to properly classify any current or former employees or independent contractors, to pay any wages payable or to provide any benefit to any such Person.

(k) Since January 1, 2023, the Company has not taken any action which would constitute a “plant closing” or “mass layoff” (as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) that would trigger the WARN Act or any other similar applicable Law, rule or regulation with respect to any site of employment or facility of the Company.

(l) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable Laws relating to employment, including Laws and regulations regarding equal employment opportunity, disability and accommodation, retaliation, the payment of wages (including minimum wage and overtime compensation), pay equity, meal and rest breaks, paid and unpaid leaves of absence (including sick leave, family and medical leave, maternity leave, military leave and similar state, local or other Laws regarding leave), occupational safety and health, immigration and the employment of non-citizens, layoffs and reductions in force (including the WARN Act and comparable state, local or other Laws), workers’ compensation, unemployment insurance, employer posting and notice obligations and requirements, and the withholding, collection and payment of income Taxes and social security contributions, and there are no pending or threatened claims, charges or lawsuits with respect to such Laws.

(m) To the Knowledge of the Company, since January 1, 2023, no allegations of sexual harassment, sexual assault, sexual misconduct or discriminatory harassment have been made or threatened by or against any current or former officer or director of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has entered into any settlement or separation agreements related to allegations or claims of sexual harassment, sexual assault, sexual misconduct or discriminatory harassment by or against any current or former director or officer. There have been prompt, thorough, and impartial investigations by the Company or its Subsidiaries (or their Representatives) of all allegations of sexual harassment, sexual assault, sexual misconduct or other discriminatory harassment of which the Company has Knowledge by or against any current or former employee, manager, director, executive, officer, or other individual service provider of the Company or any of its Subsidiaries.

3.12 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation, audit, inquiry or action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries (in such Person’s capacity as an officer or director of the Company or such Subsidiary) that, individually or in the aggregate, would have a Company Material Adverse Effect. None of the Company or its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would have a Company Material Adverse Effect.

3.13 Tax Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries have timely filed all Tax Returns that were required to be filed by them (taking into account any extensions of time within which to file such Tax Returns) in all jurisdictions in which such Tax Returns were required to have been filed (after giving effect to any valid extensions of time in which to make such filings). All such Tax Returns are true, correct, and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All Taxes due and owing by or on behalf of the Company or its Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been fully and timely paid.

(b) Section 3.13(b) of the Company Disclosure Letter sets forth each jurisdiction (other than the country of its incorporation or formation for any federal country-level Taxes thereof) in which the Company or any of its Subsidiaries files any income Tax Returns.

(c) Since December 31, 2023, no claim has been made by any taxing authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or any such Subsidiary is or may be subject to taxation by, or required to file a Tax Return in, that jurisdiction, and no claim has been made by a taxing authority in a jurisdiction where the Company or any Subsidiary does not currently file a particular type of Tax Return or pay a particular type of Tax that the Company or such Subsidiary is or may be required to file such a Tax Return or pay such type of Tax (including obligations to withhold amounts with respect to Tax) in that jurisdiction.

(d) There are no current, pending or, to the Knowledge of the Company, threatened Tax audits, examinations, proceedings, investigations, or claims by any taxing authority (collectively, “Tax Actions”) against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of deficiency or proposed adjustment relating to any Tax Actions that has not been finally resolved, and all Taxes fully paid, for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted a power of attorney that is currently in effect with respect to any Tax matter.

(e) The Company and each of its Subsidiaries have withheld and properly remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or stockholder, or other third party, and the Company and its Subsidiaries have complied in all material respects with all information reporting (including IRS Forms W-2 and 1099) and backup withholding requirements, including maintenance of required records with respect thereto.

(f) Neither the Company nor any of its Subsidiaries has, within the past two years, constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(g) There are no Liens with respect to Taxes (other than for Permitted Liens) on any of the assets of the Company or any of its Subsidiaries. No Governmental Authority has threatened in writing that it is considering, or in the process of, imposing any Lien for Taxes on the assets of the Company or any of its Subsidiaries.

(h) Neither the Company nor any of its Subsidiaries has engaged or participated in any transaction that could give rise to (i) a reporting obligation under Section 6111 of the Code or the Treasury Regulations thereunder, (ii) a list maintenance obligation under Section 6112 of the Code or the Treasury Regulations thereunder, (iii) a disclosure obligation of a “reportable transaction” under Section 6011 of the Code and the Treasury Regulations thereunder, or (iv) any similar obligation under any predecessor or successor Tax Law or comparable state, local, or non-U.S. Law. Neither the Company nor any of its Subsidiaries has participated in any way in any “tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder or any comparable state, local, or non-U.S. Law.

(i) Neither the Company nor any of the Company’s Subsidiaries has requested any extension of time within which to file any Tax Return, other than routine extensions for periods not exceeding six (6) months beyond the otherwise applicable due date. Neither the Company nor any of the Company’s Subsidiaries has granted any extension or waiver of the statute of limitations period for the assessment or collection of any Tax, which period (after giving effect to such extension or waiver) has not yet expired.

(j) Neither the Company nor any of its Subsidiaries (i) is, or has ever been, a member of an affiliated, consolidated, combined or unitary group or made any election or participated in any arrangement whereby any Tax or any Tax asset of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax or any Tax asset of any other Person, other than an affiliated group of which the Company was a common member; (ii) is liable for the Taxes of any predecessor entity or any other Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or non-U.S. Law), as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including any arrangement for group or consortium Tax relief or similar arrangement) other than a group the parent of which is the Company, as a transferee, as a successor, by contract (other than contracts entered into in the ordinary course of business, the primary purpose of which is not related to Taxes), or otherwise; or (iii) is or has been a party to any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement, or similar contract or arrangement, whether written or unwritten, other than loan or other ordinary commercial agreements the primary purpose of which is not the allocation, sharing, or indemnification of Tax.

(k) The Company has made available to Parent complete and accurate copies of all income and other material Tax Returns of the Company and all of its Subsidiaries filed for the Tax periods for which the statute of limitations has not expired, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against the Company or any of its Subsidiaries with respect to such Tax Returns of the Company or any Subsidiary.

(l) The Company has provided or made available to Parent all documentation regarding any Tax credit or other asset of the Company or any of its Subsidiaries relating to Section 41 of the Code (or any similar provisions of Tax Law). The Company and each of its Subsidiaries have maintained in all necessary documentation in connection with such Tax credits or other assets required under applicable Law.

(m) No payment, amount, or benefit that could be, or has been, received (whether in cash or property or the vesting of cash or property or the cancellation of indebtedness) by any current or former employee, officer, stockholder, director or other individual service provider with respect to the Company or any of its Subsidiaries as a result of or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code or any corresponding provision of state, local, or foreign Tax Law) or otherwise could have a deduction therefor disallowed by reason of Code Section 280G or will be subject to an excise Tax under Code Section 4999. None of the Company or any of its Subsidiaries has any Liability or obligation to “gross up” any Person for or with respect to any liability under Sections 409A, 457A, or 4999 of the Code (or any corresponding provision of foreign Tax Law).

(n) The Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.

3.14 Compliance with Law; Permits.

(a) Except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) none of the Company or its Subsidiaries is, and since January 1, 2023, has not been, in conflict with, in default with respect to or in violation of any Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; (b) the Company and each of its Subsidiaries has all Permits required to conduct its businesses as currently conducted and such Permits are valid and in full force and effect; (c) neither the Company nor any of its Subsidiaries has since January 1, 2023 received any written notice from any Governmental Authority threatening to revoke or suspend any such Permit; and (d) the Company and each of its Subsidiaries is in compliance with the terms of such Permits.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors or employees acting on their behalf, is currently, or has since April 24, 2019 been: (i) a Sanctioned Person, (ii) engaging in any unlawful dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, (iii) engaging in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of any required or applicable licenses or authorizations under all applicable Ex-Im Laws, or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott laws administered by the U.S. Department of Commerce and the IRS.

3.15 Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) each of the Company and its Subsidiaries is, and at all times since January 1, 2023, has been, in compliance with all applicable Environmental Laws;

(b) there is no Legal Proceeding or Order relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any real property currently operated or leased by the Company or any of its Subsidiaries that remains open or unresolved;

(c) neither the Company nor its Subsidiaries has since January 1, 2023 received any written notice of or entered into or assumed (by Contract or operation of Law or otherwise), any Liability for the Company relating to or arising under Environmental Laws;

(d) the Company and its Subsidiaries hold, and are and have been in compliance since January 1, 2023 with, all Permits required under Environmental Laws to operate their businesses as presently conducted;

(e) neither the Company nor any of its Subsidiaries has assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business; and

(f) since January 1, 2023, there have been no Releases of Hazardous Substances on properties currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company or any of its Subsidiaries that would reasonably be expected to form the basis of any Legal Proceeding or Order relating to or arising under Environmental Laws involving the Company.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all material Company Registered Intellectual Property Rights, together with the name of the current owner(s), the applicable jurisdictions and the application or registration numbers.

(b) The Company or a Subsidiary of the Company (i)(A) solely and exclusively owns all right, title and interest in and to all Company Intellectual Property Rights and (B) is the sole and exclusive (as set forth in the applicable license agreement) licensee of all of the Company Exclusively Licensed Intellectual Property, in each case free and clear of all Liens (except for Permitted Liens and licenses granted thereunder) and (ii) possesses legally sufficient and enforceable rights to use all other Intellectual Property used in connection with the conduct of the Company’s and its Subsidiaries’ businesses as presently conducted. The Company Intellectual Property Rights and the Company Exclusively Licensed Intellectual Property are each (A) subsisting, valid and enforceable and (B) not subject to any outstanding Order.

(c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each current and former employee of the Company and its Subsidiaries who works or worked in the Company’s or such Subsidiary’s business, and each current or former independent contractor and consultant of the Company or any of its Subsidiaries who provides or provided services to the Company’s or such Subsidiary’s business, in each instance, who is or was involved in the invention, creation, development or design of any material Company Intellectual Property Rights has assigned, by operation of law or by executing a written agreement, to the Company or one of its Subsidiaries all right, title and interest in and to any such material Company Intellectual Property Rights invented, created, developed, conceived or reduced to practice during the term of such employee’s employment or such independent contractor’s or consultant’s work for the Company or one of its Subsidiaries, in each case, relating to the Company’s or such Subsidiary’s business.

(d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each current and former employee of the Company or any of its Subsidiaries who worked in the Company’s or such Subsidiary’s business is subject to a non-disclosure or other confidentiality obligations with respect to confidential information of the Company or such Subsidiary.

(e) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its Subsidiaries have taken commercially reasonable steps to maintain and protect all Trade Secrets included in the Company Intellectual Property Rights and the Company Exclusively Licensed Intellectual Property. To the Knowledge of the Company, except as would not have a Company Material Adverse Effect, since January 1, 2023, there has been no unauthorized disclosure of any such Trade Secrets.

(f) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the conduct of the Company’s and its Subsidiaries’ businesses as presently conducted, nor the use of any Intellectual Property Rights by the Company or its Subsidiaries in the conduct of the Company’s and its Subsidiaries’ businesses as presently conducted, misappropriates, infringes on or otherwise violates the Intellectual Property Rights of any third party. Since January 1, 2023, the Company and its Subsidiaries have not received written notice from any third party challenging the validity, enforceability or ownership of any material Company Intellectual Property Rights. As of the date hereof, there is no Legal Proceeding pending, or to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries by or before any Governmental Authority alleging the violation, misappropriation or infringement of the Intellectual Property Rights of any third party. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no Person is misappropriating, infringing or violating, any material Company Intellectual Property Rights.

(g) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated herein will result in the loss, forfeiture, termination or impairment of, or give rise to a right of any Person to limit, terminate or fail to consent to the continued use of, any rights of the Company or any of its Subsidiaries in any Company Intellectual Property Rights or Company Exclusively Licensed Intellectual Property.

(h) Neither the Company nor any of its Subsidiaries has (i) taken any action (or knowingly failed to take any action) that resulted in the loss, abandonment, invalidity or unenforceability of any Company Registered Intellectual Property, or (ii) abandoned any right to file an application for a Patent, Trademark or copyright.

(i) Each of the Company and its Subsidiaries uses commercially reasonable efforts to implement reasonable policies and procedures for the Company’s or such Subsidiary’s use of AI Solutions.

3.17 Data Privacy and Security.

(a) The Company and each of its Subsidiaries are, and since January 1, 2019, have been in material compliance with all Privacy and Data Security Requirements. To the Knowledge of the Company, all Subprocessors are, and since January 1, 2019 have been in, material compliance with all Privacy and Data Security Requirements.

(b) None of the Personal Information in the possession, custody, or control of the Company or any of its Subsidiaries, received by the Company or any of its Subsidiaries, or otherwise Processed by or on behalf of the Company or any of its Subsidiaries, has been collected by, or provided to the Company or any of its Subsidiaries by a third party, in material violation of any Privacy and Data Security Requirement.

(c) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the transfer of all Personal Information and confidential information in the possession, custody, or control of the Company and each of its Subsidiaries (including Personal Information and confidential information held or Processed by any Subprocessor), do not and will not: (i) materially conflict with or result in a material violation or breach of any Privacy and Data Security Requirement (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or any of its Subsidiaries); or (ii) require the consent of or notice to any Person concerning such Person’s Personal Information or confidential information. Neither the Company nor any of its Subsidiaries are subject to any Privacy and Data Security Requirements or other legal obligations that, following the Closing, would prohibit the Company, any of the Company’s Subsidiaries, or Parent from receiving, using, or otherwise Processing Personal Information in substantially the same manner in which the Company or any of its Subsidiaries Processed such Personal Information prior to the Closing.

(d) The Company and each of its Subsidiaries have at all times posted to each of their websites, mobile applications, and other online services and provided or otherwise made available to each data subject prior to Processing such data subject’s Personal Information an appropriate Company Privacy and Data Security Policy that materially complies with all Privacy and Data Security Requirements. No material disclosure or representation made or contained in any Company Privacy and Data Security Policy has been inaccurate, misleading, deceptive, or in violation of any Privacy and Data Security Requirement (including by containing any material omission). The Company has delivered or made available to Buyer true, complete, and correct copies of all Company Privacy and Data Security Policies that are currently in effect. The Company and each of its Subsidiaries have, to the extent required by Privacy and Data Security Requirements, obtained the consent of data subject to the Processing of Personal Information as required by Privacy and Data Security Requirements. The Company and each of its Subsidiaries have, in material compliance with all Privacy and Data Security Requirements, implemented all valid and lawful requests pertaining to access, notice, rectification, portability, deletion, restriction, automated decision making, or objection of any Person made to the Company or any of its Subsidiaries regarding Personal Information Processed by or on behalf of the Company or any of its Subsidiaries and with any other valid and lawful request related to data subject rights under Privacy Laws.

(e) Except as set forth in Section 3.17(c) of the Company Disclosure Letter, since January 1, 2019, no Personal Information or confidential information in the possession, custody, or control of the Company or any of its Subsidiaries (including Personal Information and confidential information Processed by any Subprocessor on behalf of the Company) has been impacted by a material Data Incident. Except as set forth in Section 3.17(c) of the Company Disclosure Letter, since January 1, 2019, no IT Systems maintained or operated by or on behalf of the Company or any of its Subsidiaries have been impacted by a Data Incident. Except as set forth in Section 3.17(c) of the Company Disclosure Letter, since January 1, 2019, neither the Company nor any of its Subsidiaries have notified, and there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify, any data subject, Governmental Authority, or other Person of a Data Incident. Except as set forth in Section 3.17(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries have directly or indirectly made any ransom payments related to a Data Incident, including ransom payments made by another Person on behalf of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have directly or indirectly made any ransom payments related to a Data Incident, including ransom payments made by another Person on behalf of the Company or any of its Subsidiaries, to any Person sanctioned by, or any Person located in a jurisdiction sanctioned by, the U.S. Department of Treasury’s Office of Foreign Assets Control or in violation of any applicable Law.

(f) Since January 1, 2019: (i) neither the Company nor any of its Subsidiaries have received any written notice, request, claim, complaint, correspondence, or other communication from any Governmental Authority or other Person, and; (ii) to the Knowledge of the Company, there has not been any audit, investigation, lawsuit, enforcement action (including any fines or other Sanctions), or other legal action, related to the Company or any of its Subsidiaries’ Processing of Personal Information, the Company’s or any of its Subsidiaries’ privacy or data security practices, or any actual or alleged Data Incident or violation of any Privacy and Data Security Requirement.

(g) The Company and each of its Subsidiaries have implemented and maintained appropriate administrative, technical, physical, and organizational safeguards, security measures, and controls, including a fully-implemented comprehensive written information security program appropriately designed to (i) identify and address internal and external risks to the privacy or security of Personal Information and confidential information; (ii) monitor and improve adequate safeguards, security measures, and controls that protect Personal Information and confidential information and the operation, integrity, and security of its software, IT Systems, applications, and websites involved in the Processing of Personal Information or confidential information; (iii) protect Personal Information, confidential information, and information technology resources of the Company or any of its Subsidiaries against a Data Incident; and (iv) provide notification in compliance with applicable Privacy Laws in the event of a Data Incident.. The Company and each of its Subsidiaries have (i) implemented and maintained appropriate backups and disaster recovery and business continuity plans and (ii) regularly test such plans to ensure such plans are effective in all material respects upon such testing.

(h) The Company and each of its Subsidiaries have entered into and maintained valid data processing agreements that materially comply with Privacy and Data Security Requirements with all customers and other Persons on whose behalf the Company or any of its Subsidiaries Processes or have Processed Personal Information. The Company and each of its Subsidiaries comply and have since January 1, 2019 materially complied with all such data processing agreements. The Company and each of its Subsidiaries have entered into and maintained appropriate contractual agreements with all Subprocessors that materially comply with all Privacy and Data Security Requirements.

(i) The Company and each of its Subsidiaries have since January 1, 2019, at least annually performed an appropriate security risk assessment and a privacy impact assessment and obtained an independent vulnerability assessment performed by a recognized third-party audit firm. The Company and each of its Subsidiaries have used reasonable efforts to address and remediate all threats and deficiencies identified in each such assessments.

(j) Neither the Company nor any of its Subsidiaries have since January 1, 2019, sold, licensed, rented, leased, released, disclosed, disseminated, made available, transferred, or communicated Personal Information to another Person for any consideration (a “Data Sale”), except where such Sale complies with Privacy and Data Security Requirements.

(k) The Company and each its Subsidiaries have since January 1, 2019, maintained cyber insurance policies that are adequate and suitable for the nature and volume of Personal Information and confidential information Processed by or on behalf of the Company and each of its Subsidiaries.

3.18 Title to Assets; Real Property.

(a) The Company and its Subsidiaries have good and valid title to, or hold pursuant to valid and enforceable leases or other comparable contract rights, all of the material tangible property and other material tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not have a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries owns any real property.

(c) The Company has heretofore made available to Parent true, correct and complete copies of all material leases, subleases, licenses, occupancy agreements and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (including all material modifications, amendments, supplements, waivers, assignments, subleases and side letters with respect thereto) (the “Real Property Leases”). Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Real Property Lease is valid and binding on the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) all rent and other sums and charges payable by the Company or any of its Subsidiaries as tenants thereunder are current, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or, if applicable, its Subsidiaries or, to the Knowledge of the Company, the landlord thereunder, exists under any Real Property Lease, (iv) the Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens, (v) there is no real property that is necessary to the operation of the business of the Company or any of its Subsidiaries, other than the real property subject to the Real Property Leases, (vi) to the Knowledge of the Company, there is no encroachment onto or off of the real property subject to the Real Property Leases that is either necessary for, or detrimental to, the operation of the business of the Company or any of its Subsidiaries, and (vii) neither the Company nor any of its Subsidiaries has received written notice of any pending, and to the Knowledge of the Company, there is no threatened, condemnation, notice of zoning violation or zoning enforcement action, notice of rezoning, or notice of environmental Release with respect to any property leased pursuant to any of the Real Property Leases, nor any bankruptcy filing, receivership, foreclosure or similar creditors rights action with respect to the counterparty under any Real Property Leases.

3.19 Material Contracts.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of each Contract (other than Plans), which is in effect as of the date hereof (or pursuant to which the Company or any of its Subsidiaries have any continuing material obligations thereunder) and under which the Company or any of its Subsidiaries are a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, that:

(i) is a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, whether or not disclosed by the Company on a Current Report on Form 8-K;

(ii) involves, by its terms, aggregate payments by the Company or any of its Subsidiaries or aggregate payments payable to the Company or any of its Subsidiaries under such Contract (or any group of substantially related existing Contracts) of more than $1,000,000 in either of the fiscal years ended December 31, 2023 and December 31, 2024 (including by means of royalty payments);

(iii) (A) contains covenants that limit in any material respect the freedom of the Company or any of its Subsidiaries to compete or engage in any line of business or to conduct business with any Person in any geographic area, (B) obligates the Company or any of its Subsidiaries to purchase or otherwise obtain any product or service exclusively from a single party, or sell any product or service exclusively to a single party, or (C) under which any Person has been granted the right to manufacture, sell, market or distribute any product or service of the Company or its Subsidiaries on an exclusive basis to any Person or group of Persons or in any geographical area;

(iv) provides for or governs the formation, creation, operation, management or control of any material partnership or joint venture;

(v) provides for the use or license by the Company or any of its Subsidiaries of any Intellectual Property Rights owned by a third party, other than Incidental Contracts;

(vi) provides for the use or license by any third party of any material Company Intellectual Property Rights;

(vii) involves the acquisition or disposition, directly or indirectly (by merger, sale of stock, sale of assets or otherwise), by the Company or any of its Subsidiaries of any material assets (other than cash) or any material capital stock or other equity interest of another Person, other than the sale of inventory in the ordinary course of business, that has continuing indemnification, earn-out or milestone payments or other contingent consideration payment obligations by the Company or any of its Subsidiaries;

(viii) constitutes a material manufacturing, supply, distribution or marketing agreement (or group of substantially related existing Contracts) that provides for minimum purchase obligations by the Company or any of its Subsidiaries in any prospective twelve (12) month period;

(ix) contains any royalty, dividend, milestone payment or similar contingent payment arrangement based on the revenues or profits of the Company or any of the Company Subsidiaries;

(x) other than solely among the Company and wholly owned Subsidiaries of the Company, relates to Indebtedness having an outstanding principal amount in excess of $1,000,000;

(xi) involves the settlement of any pending or currently threatened claim, action or proceeding;

(xii) is an agreement entered into in connection with a settlement agreement, corporate integrity agreement, consent decree, deferred prosecution agreement, or other similar type of agreement with or imposed by any Governmental Authority;

(xiii) is a collective bargaining agreement or Contract with any labor union, trade organization, works council or other employee representative body (other than any statutorily mandated agreement in non-U.S. jurisdictions);

(xiv) is with a customer or supplier required to be listed in Section 3.25 of the Company Disclosure Letter or is with a sole source supplier of any goods or services to the Company or any of its Subsidiaries;

(xv) is an employment or consulting agreement with any current (A) executive officer of the Company or any of its Subsidiaries, (B) member of the Company Board, or (C) employee of the Company or any of its Subsidiaries with an annual base salary in excess of $300,000, other than those that are terminable by the Company or any Subsidiary without advance notice and without Liability to the Company or its Subsidiaries other than to make continued healthcare coverage available under COBRA or similar state Law;

(xvi) is a Real Property Lease; or

(xvii) provides for annual capital expenditures after the date of this Agreement in excess of $500,000 during the current or subsequent fiscal year or, together with all other Contracts providing for capital expenditures, provides for annual capital expenditures after the date of this Agreement in excess of $1,000,000 during the current or subsequent fiscal year.

Each Contract of the type described in clauses (i) through (xvii) above, other than a Plan, is referred to herein as a “Material Contract.”

(b) True and complete copies of all Material Contracts (including all amendments, waivers or changes thereto) have been made available to Parent or its Representatives. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) the Company and its Subsidiaries have complied with all obligations required to be performed or complied with by them under each Material Contract, (iii) there is no default under any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, by any other party thereto, and (iv) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from any third party to any Material Contract that such party intends to terminate such Material Contract for any default or alleged default thereunder.

3.20 Regulatory Compliance.

(a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since January 1, 2023, have been, in compliance with all Laws applicable to the Company and its Subsidiaries, or by which any property, business product or other asset of the Company and its Subsidiaries is bound or affected, including all applicable Health Care Laws, and (ii) since January 1, 2023, the Company has not received any written notification of any pending or, to the Knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Authority, including the FDA, alleging non-compliance by, or Liability of, the Company under any Health Care Laws.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries hold such Permits required by the FDA or any other Governmental Authority under applicable Health Care Laws for the conduct of their respective businesses as currently conducted (collectively, the “Regulatory Permits”) and all such Regulatory Permits are in full force and effect.

(c) The development, testing, investigation manufacture, storage, packaging, import, export, advertising, sale, promotion, of the Company Products, whether by or on behalf of the Company or its Subsidiaries, is being conducted, and at all times since January 1, 2023 has been conducted, in compliance in with the terms of all Regulatory Permits and all applicable Health Care Laws, including such Laws regarding non-clinical research, clinical research, establishment registration, device listing, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, device importation and exportation, adverse event reporting and reporting of corrections and removals, in compliance with the Advance Medical Technology Association Code of Ethics on Interactions with Healthcare Professionals and American Medical Association’s guidelines on gifts to physicians, except where the failures to so comply, whether individually or in the aggregate, would not have a Company Material Adverse Effect. To the Knowledge of the Company, each third party that is a manufacturer or contractor for the Company is in compliance in all material respects with all applicable Health Care Laws or all other applicable Law insofar as they pertain to the manufacture of products for the Company. Except in each case as would not, individually or in the aggregate, have a Company Material Adverse Effect, since

January 1, 2023, (i) all reports, documents, claims, supplements, and notices required to be filed, maintained, or furnished to the FDA by the Company and its Subsidiaries pursuant to any applicable Health Care Laws or Regulatory Permits have been so filed, maintained or furnished, and (ii) to the Knowledge of the Company, all such reports, documents, claims, supplements and notices were complete and correct on the date filed (or were corrected in or supplemented by a subsequent filing).

(d) All pre-clinical and clinical studies, tests and trials conducted by or on behalf of, or (if applicable) sponsored by or on behalf of the Company or its Subsidiaries (collectively, the “Studies”) have been and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws and Regulatory Permits and with all experimental protocols established for such Studies. The Company has not received any written notice from the FDA or any other Governmental Authority requiring the termination, suspension or material modification of any Study being currently being conducted by or on behalf of the Company or its Subsidiaries with respect to any Company Product.

(e) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, since January 1, 2023, neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any officer, employee or agent of the Company or such Subsidiaries (when acting in such capacity) has been convicted of any crime that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration. Neither the Company nor its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, employees, contractors or agents is the subject of any pending or threatened investigation by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar Governmental Authority pursuant to any similar policy. Neither the Company nor its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, employees, contractors or agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke the FDA Application Integrity Policy or for any similar Governmental Authority to invoke a similar policy with respect to the Company or any Company Product. Since January 1, 2023, neither the Company nor its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, employees, contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to the FDA or any similar Governmental Authority.

(f) Since January 1, 2023, there have been no recalls, field notifications, field corrections, market withdrawals, “dear doctor” letters, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Company Product (collectively, “Safety Notices”). To the Knowledge of the Company, there are no facts that would be reasonably likely to result in (A) a material Safety Notice with respect to any Company Product, (B) a material and adverse change in the marketing classification or labeling of any Company Product, or (C) a material termination or suspension of marketing or development of any Company Product.

(g) To the Knowledge of the Company, there are no pending or threatened in writing filings against the Company of an action relating to the Company under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(h) To the Knowledge of the Company, the Company is not and has never been under investigation or review by any Governmental Authority for a violation of HIPAA, as amended by HITECH, the regulations implementing HIPAA or HITECH, including receiving any notices from the United States Department of Health and Human Services Office of Civil Rights relating to any such violations. The Company is not and has never been a “Covered Entity” or “Business Associate” as those terms are defined in HIPAA.

(i) All agreements or other arrangements currently in effect between the Company and any health care provider for services are in writing, describe bona fide and commercially reasonable services required by the Company and provide for compensation that is no more than fair market value for such services determined as of the date such agreement was entered into by the Company with any such health care provider. All agreements or arrangements currently in effect with health care professionals for services to or investments in the Company, directly or indirectly, have been made available to the Buyer and all true and complete amounts paid to health care provider consultants are listed on Section 3.20(i) of the Company Disclosure Letter. All payments made by the Company to any health care professional for services rendered by such health care professional have been made at fair market value determined as of the date such agreement was entered into by the Company with any such health care provider.

(j) The Company has not engaged in any activities which are prohibited under 42 U.S.C. §§ 1320-7a or 7b or 42 U.S.C. §1395nn (subject to the exceptions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a Federal Health Care Program claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on the claimant’s behalf or on behalf of another, with intent to secure fraudulently such benefit or payment; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by a Federal Health Care Program, or (B) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by a Federal Health Care Program; and (v) providing designated health services (as defined in 42 U.S.C. §1395nn) to a patient upon a referral by a physician or an immediate family member of such physician with whom the Company has a financial relationship (or from an entity or person with which any such person has a financial relationship) and to which no exception under 42 U.S.C. §1395nn applies. The Company has at all times complied with the requirements of all applicable Health Care Laws that prohibit health care providers who have an ownership, investment or beneficial interest in certain entities from referring or arranging for any item or service of the Company for use by or in connection with the health care goods or services provided to a patient. The Company has filed all reports required to be filed by applicable Laws regarding compensation arrangements and financial relationships between a health care provider and an entity to which the health care provider refers patients for goods or services.

3.21 Insurance. Section 3.21 of the Company Disclosure Letter sets forth a true, correct and complete list of all currently effective material insurance policies issued in favor of the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) each policy is in full force and effect and all premiums due thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (c) to the Knowledge of the Company, no insurer on any such policy has been declared insolvent by a court or insurance regulator of competent and applicable jurisdiction or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination has been received with respect to any such policy and (d) as of the date hereof, there are no pending claims under any such policy as to which coverage has been questioned, denied or disputed by the underwriters thereof.

3.22 Certain Payments. Since January 1, 2023, none of the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses to influence political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature.

3.23 Related Party Transactions. Other than customary indemnification agreements entered into in the ordinary course of business, no current director, officer or controlled Affiliate of the Company or any of its Subsidiaries (a) has outstanding any Indebtedness to the Company or any of its Subsidiaries, or (b) is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with the Company or any of its Subsidiaries (other than a Plan) of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.24 Product Defects.

(a) Since January 1, 2023, all Company Products manufactured and sold by the Company or any of the Company’s Subsidiaries have been provided in conformity with the Company’s and the Company’s Subsidiaries’ applicable contractual commitments and warranties, except as would not have a Company Material Adverse Effect.

(b) Except as would not have a Company Material Adverse Effect, since January 1, 2023, the Company has not received any written notices, citations or decisions by any Governmental Authority that any of the Company Products are defective or fail to meet any applicable standards promulgated by any such Governmental Authority.

3.25 Material Relationships. Section 3.25 of the Company Disclosure Letter sets forth a list of (i) the ten (10) largest customers (measured by aggregate billings) and (ii) the ten (10) largest direct purchase suppliers (measured by the aggregate amount purchased), in each case, of the Company and its Subsidiaries (taken as a whole) during the fiscal year ended on December 31, 2024. Except as set forth in Section 3.25 of the Company Disclosure Letter, since September 30, 2024 and through the date of this Agreement, no material customer or direct purchase supplier of the Company and its Subsidiaries listed in Section 3.25 of the Company Disclosure Letter has cancelled or terminated a Material Contract or notified the Company or its Subsidiaries in writing of any intention to do so.

3.26 Opinion of Financial Advisor of the Company. The Company Board has received the oral opinion of BofA Securities, Inc. (“BofA Securities”), to be confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions and limitations set forth therein, the Merger Consideration to be received in the Merger by holders of Company Shares is fair, from a financial point of view, to such holders. As of the date of this Agreement, BofA Securities’ opinion has not been withdrawn, revoked or modified. A true and complete copy of such opinion shall be provided to Parent promptly after the date hereof for information purposes only.

3.27 State Takeover Statutes; No Rights Agreements. Assuming that the representations of Parent and Merger Sub set forth in Section 4.5 are true, accurate and complete, the Company Board (or a committee thereof) has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL are not applicable to this Agreement, the Voting Agreement and the transactions contemplated hereby, and to the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby. The Company has no stockholder rights plan, “poison-pill”, anti-takeover plan or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

3.28 No Other Representations or Warranties. Except for the express written representations and warranties made by the Company contained in this Article III, neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Affiliates, or the Company’s business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby, and Parent and Merger Sub expressly disclaim reliance on any representation or warranty of the Company or any other Person other than the representations and warranties expressly contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification. Each of Parent and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or hinder the consummation of the transactions contemplated hereby. All of the issued and outstanding shares of capital stock of Merger Sub are owned directly and held of record by Parent. Both Parent and Merger Sub are in compliance with the provisions of their respective certificates of incorporation and bylaws (or other similar governing documents).

4.2 Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and, subject to the adoption of this Agreement by Parent, as the sole stockholder of Merger Sub (which adoption shall occur immediately after the execution and delivery of this Agreement), the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Parent and Merger Sub and no additional corporate proceedings or action on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. As of the date of this Agreement, (a) the Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby, including the Merger, and (b) the Board of Directors of Merger Sub has (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement and consummate the transactions contemplated hereby, (ii) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein and (iii) recommended that the sole stockholder of Merger Sub adopt this Agreement and approve the transactions contemplated hereby (including the Merger), in each case of clauses (a) and (b) above, at meetings duly called and held (or by unanimous written consent). No vote of Parent’s stockholders is necessary to approve this Agreement or any of the transactions contemplated hereby.

4.3 Consents and Approvals; No Violation. Except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or otherwise affect Parent’s or Merger Sub’s ability to satisfy its obligations hereunder, the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby do not and will not, (a) violate or conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or other similar governing documents) of Parent or Merger Sub, (b) require any Permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required under the HSR Act and any Foreign Antitrust Laws, (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NYSE, (c) violate, conflict with or result in a breach of any provision of, or require any notice or Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or obligation to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets may be bound, or (d) violate any Law or Order applicable to Parent or any of its Subsidiaries (including Merger Sub) or by which any of their respective assets are bound.

4.4 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation or action pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries that would, or seeks to, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby. Neither Parent nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would, or seeks to, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.

4.5 Interested Stockholder. Neither Parent nor any of its Affiliates (including Merger Sub), nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof, is, or has been at any time during the period commencing three (3) years prior to the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. None of Parent, Merger Sub nor any of their Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Shares or other securities of the Company or any options, warrants or other rights to acquire securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

4.6 Sufficient Funds. As of the Effective Time, each of Parent and Merger Sub will have available to it sufficient cash, available lines of credit or other sources of funds for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including (i) the payment of the aggregate Merger Consideration and the consideration in respect of the Company RSU Awards and Company Warrants, (ii) the repayment, prepayment or discharge (after giving effect to the transactions contemplated by this Agreement) of the principal and accrued and unpaid interest outstanding under the Existing Credit Agreement and all other Indebtedness outstanding required to be repaid pursuant to the terms of this Agreement and (iii) the payment of all related fees and expenses required to be paid by Parent or Merger Sub pursuant to the terms of this Agreement. Parent’s and Merger Sub’s obligations hereunder, including their obligations to consummate the Merger, are not subject to a condition regarding Parent’s or Merger Sub’s obtaining of funds to consummate the transactions contemplated by this Agreement.

4.7 No Other Operations. Merger Sub was formed solely for the purpose of effecting the Merger. Merger Sub has not and will not prior to the Effective Time engage in any activities other than those incidental to its formation or those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.

4.8 Brokers. The Company will not be responsible for any brokerage, finder’s, financial advisor’s or other fee or commission payable to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent and Merger Sub.

4.9 No Other Representations or Warranties. Except for the express written representations and warranties made by Parent and Merger Sub contained in this Article IV, neither Parent, Merger Sub nor any Representative or other Person on behalf of either makes any express or implied representation or warranty with respect to them or any of their Affiliates or any of its or their respective business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to the Company in connection with the transactions contemplated hereby. Parent and Merger Sub each acknowledges and agrees (in each case individually and on behalf of each of their respective Affiliates, each of the direct and indirect stockholders, partners, managers or other equity or security holders of Parent, Merger Sub or any of their respective Affiliates and any Representative of any of the foregoing (each, a “Parent Related Party” and, collectively, the “Parent Related Parties”)), that, except for the representations and warranties expressly set forth in Article III, (a) none of the Company, any Affiliates thereof, any direct or indirect stockholder, partner, manager or other equity or security holder of the Company or any Affiliate thereof or any Representative of any of the foregoing (each, a “Company Related Party” and, collectively, the “Company Related Parties”) or any other Person makes, or has made, any representations or warranties relating to itself or its business, the Company or its business or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and none of Parent, Merger Sub or any other Parent Related Party is relying or has relied on (and each of Parent, Merger Sub and each other Parent Related Party expressly disclaims reliance on) any representation or warranty of any of the Company or any Company Related Party or any other Person except for the representations and warranties of the Company expressly set forth in Article III of this Agreement, (b) no Person has been authorized by the Company or any Company Related Party to make any representation or warranty relating to the Company or any Company Related Party or any of their respective businesses or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby or any other matter, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any Parent Related Party or any other Person as having been authorized by the Company or any Company Related Party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any Parent Related Party or any other Person are not and shall not be deemed to be or include representations or warranties of the Company (and have not been relied upon by Parent, Merger Sub or any Parent Related Party or any other Person) except (and only to the extent that) an express representation or warranty is made by the Company with respect to such materials or information in an express representation or warranty of the Company set forth in Article III.

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Conduct of Business of the Company. Except (a) as set forth in Section 5.1 of the Company Disclosure Letter, (b) as required by applicable Law, (c) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) as expressly required or provided for by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, (x) the Company will and will cause each of its Subsidiaries to use its commercially reasonable efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice, and the Company will and will cause each of its Subsidiaries to use its commercially reasonable efforts to (i) preserve intact its business organization and (ii) keep available the services of its current officers and employees and (iii) preserve its present relationships with material customers, suppliers, vendors, distributors, licensors, licensees, Governmental Authorities, employees and other Persons having significant business relationships with the Company or any of its Subsidiaries, and (y) without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries to:

(i) amend or permit the adoption of any amendments to its certificate of incorporation or bylaws or comparable organizational documents;

(ii) issue, sell, grant options or rights to purchase, dispose of, pledge or encumber, or authorize or propose the issuance, sale, grant of options or rights to purchase, disposition or pledge or encumbrance of, any (A) Company Securities, other than Company Shares issuable (w) upon the exercise or vesting of Company Stock Awards outstanding as of the date hereof, in each case in accordance with their terms in effect on the date hereof, (x) upon the exercise of purchase rights under the Company ESPP solely for the Final Offering Period, (y) upon conversion of the Convertible Notes outstanding on the date hereof solely to the extent required pursuant to their terms in effect on the date hereof (for the avoidance of doubt, the Company shall not repay any Convertible Notes with Company Shares) or (z) upon any exercise of Company Warrants outstanding on the date hereof in accordance with their terms in effect on the date hereof, (B) equity securities of any Company Subsidiary, (C) securities convertible into or exchangeable or exercisable for any Company Shares or equity securities of any Company Subsidiary, or (D) phantom equity or similar contractual rights;

(iii) acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any Company Securities, other than (A) any forfeitures or repurchases of unvested Company Stock Awards in accordance with the terms of the Company Stock Plan, or (B) for the satisfaction of exercise price and/or Tax withholding obligations in connection with the vesting, exercise and/or settlement of any Company Stock Award;

(iv) split, combine, subdivide, or reclassify its capital stock or declare, set aside, establish a record date for, or make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than dividends paid to the Company or one of its wholly owned Subsidiaries by a wholly owned Subsidiary of the Company with regards to its capital stock or other equity interests);

(v) (A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any assets or securities of any business or Person (other than any acquisition of inventory in the ordinary course of business consistent with past practice in an amount not to exceed $5,000,000 per month), (B) sell, transfer, lease, license, or otherwise dispose of any assets of the Company or any of its Subsidiaries with a fair market value in excess of $50,000 in the aggregate (other than sales of products or services in the ordinary course of business consistent with past practice and dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice), or (C) adopt a plan of complete or partial liquidation, dissolution, consolidation, recapitalization or restructuring;

(vi) sell, assign, lease, license, sublicense, pledge, transfer, subject to any Lien, abandon, allow to lapse or otherwise dispose of any material Intellectual Property of the Company, except (i) pursuant to contracts or commitments existing as of the date hereof and made available to Parent, and (ii) Permitted Liens;

(vii) (A) incur, draw upon, assume, or otherwise become liable or responsible for or modify in any material respect the terms of any Indebtedness or enter into any new arrangements to issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), renew or extend any existing credit or loan agreements, enter into any “keep well” or other agreements to maintain any financial condition or another Person or enter into any Contract having the economic effect of any of the foregoing, except for customary payment terms in connection with purchases of inventory in the ordinary course of business consistent with past practice, or (B) amend, modify or terminate any Company Warrant except as expressly contemplated by this Agreement;

(viii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than (i) intercompany arrangements and (ii) sale Contracts which include customary indemnification provisions entered into in the ordinary course of business);

(ix) make any loans, advances, or capital contributions to, or investments in, any other Person (other than with respect to wholly owned Subsidiaries) except for advancement of expenses (1) under any indemnification agreement in effect on the date hereof and made available to Parent pursuant to its terms in effect on the date hereof or (2) the certificate of incorporation or bylaws of the Company;

(x) change its fiscal year or change, in any material respect, any financial accounting methods, principles or practices used by it, except as required by GAAP or applicable Law;

(xi) (A) make, change, rescind, revoke, or otherwise modify any material Tax election (including, without limitation, an entity classification election under Treasury Regulations Section 301.7701-3) or adopt, change, or revoke, or request permission of any Tax authority to adopt, change, or revoke, any accounting method with respect to Taxes, in each case in a manner inconsistent with prior practice; (B) file any Tax Return in a manner inconsistent with past practices except to the extent otherwise required by applicable Tax Law; (C) change the closing date of any annual or other periodic Tax accounting period; (D) file any amended Tax Return; (E) enter into any advance pricing agreement or “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other Tax Law) in respect of Taxes, or settle or compromise any claim, notice, audit report, or assessment in respect of Taxes; (F) affirmatively surrender or allow to expire any right to claim a refund or credit of Taxes; (G) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or Contract, other than ordinary commercial agreements the primary purpose of which is not the indemnification, sharing, or allocation of Taxes; (H) consent to any extension or waiver of the limitation period applicable to assessment or collection of any Taxes; (I) make any application for, negotiate, or conclude any Tax ruling or arrangement with a Governmental Authority; or (J) fail to timely file any Tax Return or fail to pay any Tax as it becomes due;

(xii) except as required by applicable Law or pursuant to a Plan in effect on the date hereof, (A) enter into any change-of-control, retention or severance agreement with any employee of the Company or any of its Subsidiaries, or otherwise grant any severance or termination pay which could become due and payable on or after the Effective Time, (B) grant any increases in the compensation or benefits payable to its officers, directors or employees, (C) adopt, enter into, materially amend or terminate any material Plan or (D) accelerate the vesting, funding or time of payment of any compensation or other benefit;

(xiii) negotiate or enter into any collective bargaining or similar material labor Contract;

(xiv) engage in any conduct that would result in an employment loss or layoff for a sufficient number of employees of the Company or its Subsidiaries which would constitute a “plant closing” or “mass layoff” under the WARN Act;

(xv) except for (A) the hiring or engagement of any individual to whom an offer of employment has been extended on or prior to the date hereof and which offer has been made available to Parent, and (B) hiring for the replacement of any individual who is employed as a field-facing sales representative by the Company or any of its Subsidiaries as of the date hereof and whose employment terminates following the date hereof, hire, engage or terminate (other than for cause) any director, officer, employee, consultant (who is a natural person) or independent contractor (who is a natural person);

(xvi) make or authorize any capital expenditure or incur any obligations, Liabilities or Indebtedness in respect thereof in an amount not to exceed $5,000,000 in the aggregate;

(xvii) pay, discharge, settle, compromise or satisfy any suit, action, claim, proceeding or investigation other than as contemplated by Section 6.12 or a settlement, compromise or agreement that results solely in monetary obligations of the Company or any Subsidiary of the Company (net of insurance proceeds received) not in excess of $100,000 individually or $500,000 in the aggregate;

(xviii) (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, except for any statement of work, purchase order or similar ancillary agreement or documentation issued under an existing Material Contract; or (B) materially amend or terminate (other than any expiration in accordance with its terms) any Material Contract or waive, release, sublease or assign any material rights or material claims thereunder;

(xix) voluntarily abandon, withdraw, terminate, suspend, abrogate, amend or modify any Company Permit in a manner that would materially impair the operation of the business of the Company or any of its Subsidiaries;

(xx) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any non-arm’s length arrangements with any current director, officer or controlled Affiliate of the Company, or enter into or facilitate the entry into any voting agreement with respect to the Company Shares (other than the Voting Agreements);

(xxi) enter into any new line of business, or form or commence the operations of any joint venture; or

(xxii) authorize, agree or commit, in writing or otherwise, to take any of the foregoing actions.

Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or any of its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.

5.2 No Solicitation.

(a) Except to the extent expressly permitted by Section 5.2(c), at all times during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, neither the Company nor any of its Subsidiaries shall, nor shall they authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage, the submission of any Acquisition Proposal or any inquiry, proposal, discussions or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) any material non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) access to the business, properties, assets, books, records or other material non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in any manner that would reasonably be likely to facilitate the making, submission or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in any discussions or negotiations with any Person with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any Person of the provisions of this Section 5.2), (iv) enter into any merger agreement, purchase agreement, letter of intent, agreement in principle, memorandum of understanding or similar agreement with respect to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement entered into pursuant to Section 5.2(c)) or (v) take any other action that would be reasonably expected to promote, directly or indirectly, any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Except to the extent expressly permitted by Section 5.2(c), the Company and its Subsidiaries shall immediately cease all existing discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives) conducted prior to the date of this Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal. Immediately after the date of this Agreement, the Company will terminate access by any Person (other than Parent, Merger Sub and their Representatives) to any physical or electronic data room relating to a potential Acquisition Proposal (or prior discussions in respect of a potential Acquisition Proposal). Within two (2) Business Days from the date hereof, the Company shall request that each Person (other than Parent, Merger Sub and their Representatives) that has executed a confidentiality agreement (other than the Confidentiality Agreement) relating to a potential Acquisition Proposal or has otherwise been provided materials containing confidential, non-public information of the Company or any of its Subsidiaries in connection with a potential Acquisition Proposal promptly return to the Company or destroy all non-public documents and materials containing confidential, non-public information of the Company and its Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may (A) participate in discussions solely in order to seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person that are necessary to provide adequate information for the Company Board to make an informed decision under Section 5.3 and (B) inform a Person that has made or is considering making an Acquisition Proposal of the provisions of this Section 5.2.

(b) From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, as promptly as practicable, and in any event within two (2) Business Days following receipt of an Acquisition Proposal or any request for information received by any Person relating to a potential Acquisition Proposal, the Company shall (i) provide Parent with written notice of such Acquisition Proposal or request for information relating to a potential Acquisition Proposal and (ii) communicate to Parent the material terms and conditions of any such Acquisition Proposal, (iii) provide Parent copies of any written requests, proposals or offers, including proposed agreements, received by the Company in connection with any of the foregoing and the identity of the Person or group making any such request, Company Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company shall keep Parent reasonably informed on a reasonably prompt basis with respect to the status of or any material changes to the material terms and conditions of an Acquisition Proposal submitted to the Company (including the identity of the parties and price involved). For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.2(b) will be subject to the terms of the Confidentiality Agreement.

(c) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, if after the date of this Agreement and prior to receipt of the Stockholder Approval, the Company or any of its Representatives receives a written Acquisition Proposal from any Person or group of Persons that does not result from a breach of this Section 5.2, and the Company Board (or a committee thereof) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action described in clause (A), (B) or (C) below would be inconsistent with its fiduciary duties under applicable Law, then the Company and any of its Representatives may (A) enter into an Acceptable Confidentiality Agreement with such Person or group of Persons, (B) furnish information with respect to the Company and its Subsidiaries to the Person or group of Persons making such Acquisition Proposal (provided that (x) the Company shall promptly provide or make available to Parent any non-public information concerning the Company that is provided to such Person or group of Persons and which was not previously provided or made available to Parent and (y) the Company shall have entered into an Acceptable Confidentiality Agreement with such Person or group of Persons) and (C) participate and engage in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal regarding such Acquisition Proposal. Prior to or concurrently with the Company first taking any of the actions described in clauses (A), (B) or (C) of the immediately preceding sentence with respect to an Acquisition Proposal, the Company shall provide written notice to Parent of the determination of the Company Board (or a committee thereof) made pursuant to clause (ii) of the immediately preceding sentence. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such confidentiality, “standstill” or similar agreement, solely to the extent necessary to allow an Acquisition Proposal to be made to the Company or the Company Board (or any committee thereof), if the Company Board (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and the Company promptly (and in any event within one (1) Business Day) following such determination notifies Parent of such determination.

5.3 Company Board Recommendation.

(a) Except as expressly set forth in Section 5.3(b), neither the Company nor the Company Board (or any committee thereof) shall (i) withhold, withdraw (or amend, modify or qualify in a manner materially adverse to Parent or Merger Sub), or publicly propose to withhold or withdraw (or amend, modify or qualify in a manner materially adverse to Parent or Merger Sub), the Company Board Recommendation, (ii) approve, adopt or recommend an Acquisition Proposal or propose publicly to recommend, adopt or approve any Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Stockholders or (iv) fail to reaffirm or re-publish the Company Board Recommendation within ten (10) Business Days of being requested by Parent to do so or, if earlier, not later than two (2) Business Days prior to the Stockholders Meeting (each of clauses (i), (ii), (iii) and (iv), a “Company Board Recommendation Change”); provided, however, that, notwithstanding anything herein to the contrary, a “stop, look and listen” communication by the Company Board or any committee thereof to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act in connection with a tender or exchange offer shall not be prohibited under the terms of this Agreement nor shall it be deemed to be a Company Board Recommendation Change or to constitute a breach of this Agreement. A change of the Company Board Recommendation to “neutral” is a Company Board Recommendation Change.

(b) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Stockholder Approval, the Company Board (or a committee thereof) may (i) in response to (x) the receipt of an Acquisition Proposal received after the date hereof that did not result from a breach of Section 5.2(a), or (y) the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to an Acquisition Proposal received after the date hereof that did not result from a breach of Section 5.2(a), enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate this Agreement pursuant to Section 8.1(c)(ii), provided that (A) the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (B) in the case of receipt of an Acquisition Proposal, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, (C) the Company provides written notice to Parent (along with the definitive or other agreements including schedules and exhibits thereto relating to such Acquisition Proposal) at least five (5) Business Days (the “Notice Period”) prior to effecting a Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii) of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”) (it being understood that any amendment to any material term of such Acquisition Proposal shall require a new Change of Recommendation Notice and a new Notice Period), (D) prior to effecting such Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii), the Company shall, and shall cause its Representatives to, be reasonably available to negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such five (5) Business Day period to make such adjustments in the terms and conditions of this Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of this Agreement pursuant to Section 8.1(c)(ii), and (E) no earlier than the end of such five (5) Business Day period, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of this Agreement proposed by Parent in a binding written offer irrevocably made by Parent during such five (5) Business Day period, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal, taking into account all of the terms and conditions of the Acquisition Proposal that the Company Board deems relevant in furtherance of its fiduciary duties). Following delivery of a Change of Recommendation Notice in the case of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other material terms or conditions of such Acquisition Proposal, the Company shall provide a new Change of Recommendation Notice to Parent, and any Company Board Recommendation Change or termination of this Agreement pursuant to Section 8.1(c)(ii) following delivery of such new Change of Recommendation Notice shall again be subject to clause (C) of the immediately preceding sentence but for a period of four (4) Business Days.

(c) Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to the Company Stockholders if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with its fiduciary duties to the Company Stockholders under applicable Law.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Merger and each of the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) cause each of the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable after the date of this Agreement; (ii) subject to Section 6.2, obtain, as promptly as practicable after the date of this Agreement, and maintain all necessary actions or non-actions and Consents from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger; (iii) upon the reasonable written request of Parent or Merger Sub, obtain all necessary or appropriate Consents under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby and (iv) reasonably cooperate with the other party or parties with respect to any of the foregoing. Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration (including increased rent or other similar payments or agree to enter into any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or provide additional security (including a guaranty) or otherwise assume or incur or agree to assume or incur any material Liability that is not conditioned upon the consummation of the Merger, to obtain any Consent of any Person (including any Governmental Authority) under any Contract.

(b) Between the date of this Agreement and the Effective Time, Parent shall not take the actions set forth on Section 6.1(b) of the Company Disclosure Letter.

6.2 Antitrust Obligations.

(a) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act, as soon as practicable after the date of this Agreement but in no event later than February 7, 2025 (unless a later date is mutually agreed between the parties). Each of Parent and the Company shall (i) cooperate and coordinate with the other in the identification and making of such filings, (ii) supply the other with any information and documentary material that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or any foreign Governmental Authority responsible for the enforcement of any Foreign Antitrust Law, and (iv) use reasonable best efforts to take such actions as are necessary and advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any Foreign Antitrust Laws as soon as practicable (and in any event by the date that is at least five (5) Business Days before the Effective Time). Further, neither party will extend any waiting period under the HSR Act (by pull and refile, or otherwise) or enter into any agreement with the FTC, the Antitrust Division of the DOJ or any other Governmental Authority not to consummate the transactions contemplated by this Agreement without the consent of the other party.

(b) Except where prohibited by applicable Law or any Governmental Authority, each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any oral communication, and provide copies of written communications, with any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or an Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act or any Foreign Antitrust Law with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all meetings and conference calls with any Governmental Authority relating to the Merger, (ii) give each other an opportunity to participate in each of such meetings and conference calls, (iii) keep the other party reasonably apprised with respect to any oral communications with any Governmental Authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger, (vi) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to the Merger, and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other regarding, all material deliberations with respect to all efforts to satisfy the conditions set forth in Section 7.1(b) and Section 7.1(c). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or to remove references concerning the valuation of the Company or confidential competitively sensitive business information of any party.

(c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be construed to require, Parent or any Affiliate of Parent to (and the

Company shall not, without the prior written consent of Parent, agree to) (i) any sale, license, divestiture or other disposition or holding separate of any capital stock, businesses, assets, properties or other interests of Parent, the Company or any of their respective Affiliates, (ii) the imposition of any limitation, restriction or condition on the ability of Parent, the Company or any of their respective Affiliates to conduct their respective businesses, assets, properties or other interests or (iii) the imposition of any limitation, restriction or condition on Parent, the Company, or any of their respective Affiliates under any Antitrust Laws; provided, that, notwithstanding this Section 6.2(c), reasonable best efforts of Parent to obtain any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger shall include those actions set forth on Section 6.2(c) of the Company Disclosure Letter.

(d) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any of their respective Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

6.3 Proxy Statement; Stockholders Meeting

(a) As promptly as reasonably practicable after the date hereof, but in no event more than fifteen (15) days after the date hereof, the Company shall prepare and file with the SEC the preliminary proxy statement (as amended or supplemented, the “Proxy Statement”). Each of the Company and Parent shall furnish all information concerning such Person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall consider in good faith all such comments reasonably proposed by Parent. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective controlled Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. No amendment or supplement to the Proxy Statement shall be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, notwithstanding anything to the contrary herein, the Company may amend or supplement the Proxy Statement without the review, comment or approval of Parent from and after any Company Board Recommendation Change.

(b) The Company agrees that it shall use commercially reasonable best efforts to ensure that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that no information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) The Company shall (i) as promptly as practicable after the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval and (ii) as promptly as practical, but in no event more than three (3) Business Days following the earliest of (A) the date upon which the SEC confirms that it has no further comments on the Proxy Statement, (B) the date upon which the SEC confirms that it will not review the Proxy Statement, or (C) the tenth (10th) day following the date the preliminary proxy statement is filed with the SEC and is not commented on by the SEC, commence mailing the Proxy Statement to the Company Stockholders; provided that in the case of this clause (ii), the Company shall not be required to commence mailing of the proxy statement prior to one (1) Business Day following the earliest date the Company is permitted to establish a record date under applicable Law. The Company will schedule the Stockholders Meeting to be held as promptly as reasonably practicable, but in no event more than thirty (30) days following the initial mailing of the Proxy Statement (or if the Company’s proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Stockholder Approval, such later date to which Parent consents (such consent not to be unreasonably withheld, conditioned or delayed) which shall be no more than fifteen days later.

(d) Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to postpone, adjourn or recess the Stockholders Meeting if (i) the Company is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent)

necessary in order to obtain a quorum of its stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Company Board has determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment is required (A) by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement or (B) to allow for the dissemination of any supplement or amendment to the Proxy Statement that is required to be filed and disseminated under applicable Law or (iii) the Company is required to do so by a court of competent jurisdiction in connection with any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders relating to this Agreement or transactions contemplated hereby. The Company may (and will, if directed by Parent) postpone, adjourn or recess the Stockholders Meeting if there are insufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval. Except as required by law, in no event shall: (1) the Stockholders Meeting be postponed, adjourned, or recessed by an aggregate of ten (10) Business Days without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, or (2) the record date of the Stockholders Meeting be changed without Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement shall be considered at the Stockholders Meeting. Except to the extent a Company Board Recommendation Change has occurred, (1) the Company Board shall include the Company Board Recommendation in the Proxy Statement and (2) the Company shall use its reasonable best efforts to solicit votes of the Company Stockholders in favor of obtaining the Stockholder Approval. Unless this Agreement is validly terminated in accordance with Article VIII prior to the Stockholders Meeting, the Stockholders Meeting shall be convened and the Company shall submit this Agreement and the Merger to its Company Stockholders at the Company Stockholders Meeting, even if the Company Board has effected a Company Board Recommendation Change.

6.4 Public Statements and Disclosure. The initial press release relating to this Agreement shall be a joint press release. Thereafter, so long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not, and shall cause their respective controlled Affiliates not to, issue any press release or make any public statement with respect to the Merger or this Agreement without providing the other party with a reasonable opportunity where practicable to review and provide comments to such press release or public statement (and the issuing party shall consider in good faith the comments provided by the other party), and shall not issue any such press release or make any such public statement without the prior written consent of the other party except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case, to the extent permitted by applicable Law and practicable under the circumstances, the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before making any such public announcement, (b) with respect to any press release, filing, disclosure or other public statement by the Company permitted by Section 5.3 (including to announce a Company Board Recommendation Change in accordance with Section 5.3), (c) statements consistent in all material respects with any release, filing disclosure or other public statements previously made in accordance with this Section 6.4, or (d) public statements regarding the transactions contemplated hereby in response to questions from the press, analysts, investors or those attending industry conferences, and internal announcements to employees, in each case, to the extent that such statements are consistent in all material respects with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 6.4, and provided that such public statements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby.

6.5 Anti-Takeover Laws. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Shares (including any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to this Agreement, the Voting Agreement, the Merger or any other transactions contemplated by this Agreement, then Parent, Merger Sub and the Company shall cooperate and take all action reasonably available to render such Law inapplicable to the foregoing; provided, however, that nothing in the foregoing shall be interpreted to require the Company Board (or a committee thereof) to take any action that would be inconsistent with its fiduciary duties under applicable Law or following a Company Board Recommendation Change. Neither Parent, Merger Sub nor the Company will take any action that would cause this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement to be subject to the requirements imposed by any such takeover or similar Laws; provided, however, that nothing in the foregoing shall be interpreted to require the Company or the Company Board (or a committee thereof) to refrain from taking any action that would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law or any other action following a Company Board Recommendation Change.

6.6 Access. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company and its Subsidiaries, in each case for the purposes of facilitating the Merger and the other transactions contemplated by this Agreement, transition and integration planning and reviewing the performance and operations of the business, the Company and its Subsidiaries during such period (and not for the purpose of any actual or potential adverse action or dispute between the parties or their Affiliates); provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company or any of its Subsidiaries to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under, or give a third party the right to terminate or accelerate an obligation under, any then effective Contract to which the Company or any of its Subsidiaries is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 5.2, an Acquisition Proposal or Superior Proposal. In the event that the Company does not provide access or information in reliance on (x) clauses (i), (ii) or (iii) of the preceding sentence, it shall provide written notice to Parent of the reason for such restriction and use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive such a privilege. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or any of its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, shall be subject to the Company’s reasonable security measures and insurance requirements, and shall not include the right to perform invasive testing without the Company’s prior written consent, in its sole discretion. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. Nothing in this Section 6.6 or elsewhere in this Agreement shall be construed to require the Company or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

6.7 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the dispositions of equity securities of the Company (including “derivative securities” (as defined in Rule 16a-1(c) under the Exchange Act)) in connection with the transactions contemplated by this Agreement by any director or executive officer of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.8 Directors’ and Officers’ Indemnification and Insurance.

(a) Parent, the Surviving Corporation and the Surviving Corporation’s Subsidiaries shall (and, Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under (i) the indemnification agreements between the Company and its Subsidiaries and any of their respective current or former directors and officers (the “Indemnified Persons”) in effect as of the date of this Agreement and made available to Parent and (ii) indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws of the Company and in the certificate of incorporation or bylaws (or equivalent governing documents) of any of the Company’s Subsidiaries, in each case as in effect on the date of this Agreement. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and bylaws of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable to the Indemnified Persons than the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws of the Company and its Subsidiaries as of the date hereof, and during such six (6) year period, such provisions shall not be repealed, amended or otherwise modified (whether by merger, consolidation, division, conversion, domestication, transfer, continuance, share exchange, operation of law, or otherwise) in any manner adverse to the Indemnified Persons except as provided below.

(b) Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, Parent, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its

Subsidiaries to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”), to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (i) any action or omission or alleged action or omission in such Indemnified Person’s capacity as (or the fact that such Indemnified Person is or was) a director, officer, employee or agent of the Company or other controlled Affiliates (including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of the Company or its controlled Affiliates or at the request of the Company and its Subsidiaries as such (including as a fiduciary with respect to any employee benefit plan) of another Person (regardless, in each case, of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time), (ii) any of the transactions contemplated by this Agreement or (iii) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under this Section 6.8, provided that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to the Surviving Corporation or any of its Subsidiaries a written notice of any prospective, threatened or actual Indemnified Proceeding for which indemnification or advancement may be sought under this Section 6.8(b), then the obligations of Parent, the Surviving Corporation and its Subsidiaries under this Section 6.8 shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent shall cause the Surviving Corporation to maintain for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event providing coverage not less favorable to the insured Persons than the policies of the Company in effect as of the date of this Agreement; provided that the annual premium for such D&O Insurance shall not be in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement, but in such case Parent shall cause the Surviving Corporation to purchase coverage as favorable to the insured Persons as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain the D&O Insurance “tail” policy in full force and effect and continue to honor their respective obligations thereunder, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time.

(d) Notwithstanding anything herein to the contrary, if any Indemnified Person notifies the Surviving Corporation on or prior to the sixth (6th) anniversary of the Effective Time that a claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) has been made, brought or threatened against such Indemnified Person, the provisions of this Section 6.8 shall continue in effect until the final, non-appealable disposition of such claim, action, suit, proceeding or investigation.

(e) In the event that Parent or the Surviving Corporation (or any of their respective successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or engages in any division transaction, or (ii) transfers, conveys or otherwise disposes of all or substantially all of its properties and assets to any Person or effects any division transaction, then, in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 6.8.

(f) This Section 6.8 shall survive the consummation of the Merger and is intended to benefit, and from and after the Effective Time shall be enforceable by, the Indemnified Persons and their respective heirs and legal representatives, and shall not be amended, terminated or modified from and after the Effective Time in such a manner as to adversely affect any Indemnified Person without the written consent of such affected Indemnified Person. The rights provided under this Section 6.8 shall not be deemed to be exclusive of any other rights to which any Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.

6.9 Employee Matters.

(a) During the period commencing at the Effective Time and ending on the date that is three (3) months following the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide to each Continuing Employee during any period of such Continuing Employee’s employment with the Surviving Corporation following the Closing (i) a base salary or wage rate, as applicable, that is not less than the base salary or wage rate (as applicable) provided to such Continuing Employee immediately prior to the Effective Time, (ii) short-term (annual or more frequent) target cash bonus or commission opportunities that are not less than the short-term (annual or more frequent) target cash bonus or commission opportunities provided to similarly situated employees of Parent, and (iii) employee benefits (other than severance and termination benefits) that are at least as favorable as (A) employee benefits (other than severance and termination benefits) to which the Continuing Employee was entitled under the terms of the applicable Plan as in effect immediately prior to the Effective Time, or (B) employee benefits (other than severance and termination benefits) provided to similarly situated employees of Parent.

(b) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment or engagement for any period of time for, or preclude the ability of Parent, the Company, the Surviving Corporation or their respective Subsidiaries to terminate, any Continuing Employee or other service provider at any time for any reason, (ii) require Parent, the Company, the Surviving Corporation or their respective Subsidiaries to continue any Plan or prevent the amendment, modification or termination thereof after the Effective Time, or (iii) amend any Plans or other employee benefit plans, programs or Contracts. The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) or current or former employee or service provider (including any beneficiary or dependent thereof) of the Company, the Surviving Corporation, Parent or their respective Affiliates shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section 6.9 shall create such rights in any such Persons.

6.10 Notification of Certain Matters. Parent and the Company shall each give reasonably prompt notice to the other party if any of the following occur after the date of this Agreement: (i) receipt of any written notice to the receiving party from any third person alleging that the consent or approval of such third person is or may be required in connection with the Merger; (ii) receipt of any notice or other communication from any Governmental Authority or the NYSE (or any other securities market) in connection with the transactions contemplated hereby; or (iii) if the Company obtains knowledge or Parent obtains knowledge, as applicable, of the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the transactions contemplated hereby or (B) result in the failure of any condition set forth in Article VII to be satisfied. In no event shall (1) the delivery of any notice by a party pursuant to this Section 6.10 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (2) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty.

6.11 Obligations of Merger Sub. Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement before and after the Effective Time, as applicable (including, with respect to Merger Sub, to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement).

6.12 Certain Litigation. The Company shall, as promptly as reasonably practicable (and in any event within one (1) Business Day of learning of any such Legal Proceeding), advise Parent of any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such Legal Proceeding. Subject to execution of a customary joint defense agreement and subject to the preservation of the attorney-client or other applicable privilege, protection under the work product or other doctrine and protection of confidential information, and except if the Company Board (or any committee thereof) has made a Company Board Recommendation Change, the Company shall give Parent reasonable opportunity to review and comment on all material filings or responses to be made by the Company in connection with any such Legal Proceeding (which such comments the Company will consider in good faith), and (ii) the right to consult on the settlement with respect to such Legal Proceeding, and no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

6.13 Delisting. Each of the parties agrees to reasonably cooperate with the other parties in taking, or causing to be taken, all actions necessary to delist the Company Shares from NYSE and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time.

6.14 Parent Stockholder Consent. Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent shall duly execute and deliver a written consent in its capacity as the sole stockholder of Merger Sub duly adopting this Agreement and the transactions contemplated hereby in accordance with the DGCL and the certificate of incorporation and bylaws of Merger Sub.

6.15 Payoff. The Company shall obtain and deliver to Parent, at least one (1) Business Day prior to the Closing Date, (a) customary payoff letters with respect to the Existing Credit Agreement and (b) other customary documents relating to the release of guarantees and liens under the Existing Credit Agreement and any related security documents.

6.16 Convertible Notes.

(a) On the Closing Date, Parent, Merger Sub and the Company shall, as and to the extent required by the Convertible Notes Indenture, execute, and use reasonable best efforts to cause the Trustee to execute, any supplemental indenture(s) required by the Convertible Notes Indenture and deliver any certificates and other documents required by the Convertible Notes Indenture to be delivered by such Persons in connection with such supplemental indenture(s). Notwithstanding anything to the contrary in this Agreement and subject to the immediately preceding sentence, prior to the Effective Time, the Company shall take all actions required under the terms of the Convertible Notes Indenture or the Convertible Notes in connection with the Merger and the other transactions contemplated by this Agreement, which actions shall include, without limitation, the Company (or its Subsidiaries or other Representatives, as applicable) complying with the requirements of the Convertible Notes Indenture in respect of any conversion of the Convertible Notes occurring prior to the Effective Time in accordance with the terms of the Convertible Notes Indenture. For the avoidance of doubt, no other provision set forth in this Agreement shall be deemed to prohibit the Company from complying with the Convertible Notes Indenture in respect of any conversions of the Convertible Notes in accordance with the terms of the Convertible Notes and the Convertible Notes Indenture, and any action taken in furtherance of the foregoing shall be deemed in compliance with the terms of this Agreement. The Company shall, unless otherwise prohibited by the Convertible Notes, the Convertible Notes Indenture, or applicable Law, provide Parent and its counsel as promptly as possible, and to the extent practicable, at least three (3) Business Days prior to issuance or delivery to review and comment on any notices, certificates, press releases, supplemental indentures, or other documents or instruments deliverable pursuant to the Convertible Notes Indenture prior to the dispatch or making thereof and shall incorporate all reasonable comments provided by Parent and its counsel with respect thereto.

(b) Prior to the Effective Time, the Company shall (i) take all actions reasonably requested by Parent in connection with making elections under, amending, negotiating adjustments, obtaining waivers or unwinding or otherwise settling the Convertible Notes Hedge Transactions, (ii) promptly advise Parent of any notices or other communications with the counterparties to the Convertible Notes Hedge Transactions in respect of any settlement or termination thereof or adjustment thereto (including any adjustments arising out of an Announcement Event (as defined in the Bank Warrant Transactions)), and (iii) cooperate with Parent with respect to its efforts to settle, terminate or amend the Convertible Notes Hedge Transactions and the negotiation of any termination or settlement payment or valuation related thereto or the negotiation of any amendment thereto, as applicable; provided that the Company shall not (x) exercise any right that it may have to terminate, or cause the early settlement, exercise or cancellation of, the Convertible Notes Hedge Transactions (other than any exercise or termination contemplated by the applicable Bond Hedge Transaction upon any conversion of the applicable Convertible Notes prior to the Effective Time (a “Specified Exercise”)) (it being agreed that the Company shall notify Parent in writing as promptly as practicable prior to any such exercise or termination) or (y) agree to amend, modify or supplement the terms relating to, or agree to any amount due upon, the termination or settlement thereof, in each case of clauses (x) and (y), without the prior written consent of Parent; provided further, that nothing in this Section 6.16(b) shall require the Company to (A) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any Convertible Notes Hedge Transactions prior to the Effective Time, (B) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, that is effective prior to the Effective Time or (C) refrain from delivering, or delay the delivery of, any notice required by the terms of the Convertible Notes Hedge Transactions or a notice contemplated by the applicable Bond Hedge Transaction in connection with a Specified Exercise (it being understood that the Company will provide Parent with prior notice of any such delivery with an opportunity to comment on the relevant notice).

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Company Stockholder Approval. The Stockholder Approval shall have been obtained;

(b) Government Consents. All waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated; and

(c) No Legal Prohibition. No Governmental Authority of competent and applicable jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger or the acquisition of Company Shares by Parent or Merger Sub illegal or which has the effect of prohibiting or otherwise preventing the consummation of the acquisition of Company Shares by Parent or Merger Sub or the Merger, or (ii) issued or granted any Order that is in effect as of immediately prior to the Effective Time and has the effect of making the Merger illegal in the United States which has the effect of prohibiting or otherwise preventing the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent and Merger Sub, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of the Company:

(i) contained in Section 3.9(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date;

(ii) contained in the first and last sentences of Section 3.2(a), the first sentence of Section 3.2(b) and the first sentence of Section 3.2(c) shall be true and correct in all respects (except for any inaccuracies that individually or in the aggregate are de minimis) as of the date of this Agreement and as of the Closing Date as though made as of such date;

(iii) contained in Section 3.1(a), Section 3.3, Section 3.5 and Section 3.10 (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein), shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(iv) any other representation and warranty of the Company contained in Article III of this Agreement (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the agreements or covenants required to be performed, or complied with, by it under the Agreement at or prior to the Effective Time; and

(c) Company Officer’s Certificate. The Company shall have delivered to Parent a certificate, signed on behalf of the Company by its chief executive officer or chief financial officer, certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred that is continuing.

7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except, in each case, where the failure to be so true and correct would or would reasonably be expected to prevent, materially impede or materially delay Parent or Merger Sub from consummating the Merger on a timely basis and in any event on or before the Termination Date;

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects the agreements or covenants required to be performed, or complied with, by them under this Agreement at or prior to the Effective Time; and

(c) Parent Officer’s Certificate. Parent shall have delivered to the Company a certificate, signed on behalf of the Company by an officer, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this Section 8.1 shall give prompt written notice of such termination to the other party or parties hereto and that any termination by Parent also shall be an effective termination by Merger Sub):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Effective Time shall not have occurred on or before August 6, 2025 (as such date may be extended pursuant to the immediately succeeding proviso or by the mutual written consent of the parties hereto, the “Termination Date”) for any reason; provided, however, that if prior to the Termination Date a Governmental Authority requires that Parent undertake any of the actions set forth on Section 6.2(c) of the Company Disclosure Letter, then the Termination Date will automatically be extended to October 6, 2025; provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose breach of its obligations under this Agreement has been the principal cause of the failure of the Effective Time to occur on or before the date of such termination;

(ii) if any court of competent jurisdiction or any other Governmental Authority of competent jurisdiction shall have issued any Order or enacted any Law, in each case, permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the Merger, and such Order or Law shall have become final and non-appealable prior to the Effective Time; provided that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall be available only if the party (which shall include, in the case of Parent, Parent and Merger Sub) seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) is not the party whose failure to perform any of its covenants under this Agreement has been the principal cause of, or resulted in, such Law or Order being enacted or issued or becoming final and nonappealable; or

(iii) if the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) by the Company, in the event that:

(i) (A) the Company is not in breach of this Agreement such that Parent has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(d)(i), (B) Parent and/or Merger Sub shall have breached or otherwise failed to perform any of their respective covenants or agreements, or other obligations under this Agreement, or any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have become or been inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially impede or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (including the Merger), and (C) such breach, failure to perform or inaccuracy of Parent and/or Merger Sub is not capable of being cured by the Termination Date or is not cured within twenty (20) Business Days following the Company’s delivery of written notice to Parent of such breach, failure to perform or inaccuracy; or

(ii) prior to obtaining the Stockholder Approval, if (A) the Company Board (or a committee thereof) shall have determined to terminate this Agreement in accordance with the terms set forth in Section 5.3 in order to substantially concurrently with such termination enter into a definitive agreement with respect to a Superior Proposal, and (B) the Company pays Parent the Company Termination Fee payable to Parent pursuant to Section 8.3(c)(ii); or

(d) by Parent in the event that:

(i) (A) Parent and Merger Sub are not in breach of this Agreement such that the Company has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(c), (B) the Company shall have breached or failed to perform any of its covenants or agreements or other obligations under this Agreement that would give rise to the failure of the condition set forth in Section 7.2(b) to be satisfied if such breach or failure to perform were continuing as of immediately prior to the Effective Time, or any of the representations and warranties of the Company set forth in this Agreement shall have been or becomes inaccurate, such that the condition set forth in Section 7.2(a) is not capable of being satisfied by the Termination Date, and (C) such breach, failure to perform or inaccuracy of the Company is not capable of being cured by the Termination Date or is not cured within twenty (20) Business Days following Parent’s delivery of written notice to the Company of such breach, failure to perform or inaccuracy;

(ii) a Company Board Recommendation Change shall have occurred, the Board or any committee thereof shall have committed a breach of Section 5.2, or the Board shall have failed to include the Company Board Recommendation in the Proxy Statement; or

(iii) the Merger Consideration together with the RSU Consideration and PSU Consideration would result in the total amount payable at Closing to be in excess of $250 million in the aggregate.

8.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice by the terminating party to the other party or parties hereto, as applicable, specifying the provision or provisions pursuant to which such termination is being effected. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect and there shall be no liability of any party or parties hereto (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) the penultimate sentence of Section 6.6, this Section 8.2, Section 8.3 and Article IX and the terms of the Confidentiality Agreement, each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from any liability or damage resulting from any fraud or Willful Breach of this Agreement that occurs prior to such termination (which liability or damages the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated hereby, and may include damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company and the Company Stockholders (taking into consideration all relevant matters, including other business opportunities or combination opportunities and the time value of money)). The parties hereto acknowledge and agree that, to the extent Parent or Merger Sub is required to pay damages in connection with the termination of this Agreement that exceeds the Company’s expenses or out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated hereby, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the Company and by Persons who are Company Stockholders as of the date on which this Agreement is terminated in respect of Company Shares.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

(b) Transfer Taxes. Except as expressly provided in Section 2.9(c) and Section 2.9(d), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees (the “Transfer Taxes”) incurred in connection with the transaction contemplated by this Agreement and the transactions contemplated hereby shall be paid by Parent and Merger Sub when due. Parent and Merger Sub shall prepare and file, at their expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

(c) Company Termination Fee. The Company shall pay to Parent the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, in the event that:

(i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii); (B) following the execution and delivery of this Agreement and prior to such termination, a bona fide Acquisition Proposal (whether or not conditional and whether or not withdrawn) shall have been publicly announced or shall have become publicly disclosed and, in either case, shall not have been withdrawn or otherwise abandoned; and (C) within twelve (12) months following such termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal that is later consummated or consummates an Acquisition Proposal, in which case the Company Termination Fee shall be payable within two (2) Business Days after the consummation of such Acquisition Transaction;

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), in which case the Company Termination Fee shall be payable substantially concurrently with such termination;

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii), in which case the Company Termination Fee shall be payable within two (2) Business Days after such termination; or

(iv) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(iii) under circumstances in which the Company Termination Fee is not payable pursuant to Section 8.1(c)(i) , in which case the Company Termination Fee shall be payable within two (2) Business Days after such termination.

For purposes of the references to an “Acquisition Proposal” or an “Acquisition Transaction” in Section 8.3(c)(i), all references in the definition of “Acquisition Transaction” to “fifteen percent (15%)” and “eighty-five percent (85%)” shall each be deemed to be references to “fifty percent (50%).”

(d) Parent Termination Fee. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) (provided that all of the other conditions set forth in Article VII have been satisfied or validly waived, except for those conditions that by their terms must be satisfied at the Closing; and further provided that such conditions would have been so satisfied if the Closing would have occurred on the date of termination), then Parent shall pay the Parent Termination Fee to the Company or its designees within two (2) Business Days after such termination.

(e) Single Payment Only. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and hereby agree that in no event shall the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one (1) occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable may be payable under more than one (1) provision of this Agreement at the same or at different times and the occurrence of different events.

(f) Termination Fee as Exclusive Remedy. The parties acknowledge that the agreements contained in Section 8.3(c) and Section 8.3(d) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not enter into this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated under the circumstances in which the Company Termination Fee or the Parent Termination Fee, as applicable, is paid: (i) (A) the payment by the Company of the Company Termination Fee pursuant to Section 8.3(c) (including, in each case, any additional amount payable pursuant to this Section 8.3(f)) shall be the sole and exclusive remedy of Parent, Merger Sub and each other Parent Related Party and (B) the payment by Parent of the Parent Termination Fee pursuant to Section 8.3(d) (including, in each case, any additional amount payable pursuant to this Section (f)) shall be the sole and exclusive remedy of the Company and each other Company Related Party, (ii) (A) (x) none of Parent, Merger Sub, any Parent Related Party or any other Person shall, and none of Parent, Merger Sub, any Parent Related Party or any other Person shall be entitled to, bring, threaten, commence, maintain or seek any recovery in connection with (and both Parent and Merger Sub hereby irrevocably covenant not to bring, threaten, commence, maintain or seek (and further covenant to cause each other Parent Related Party not to bring, threaten, commence, maintain or seek) any recovery in connection with) and (y) none of the Company or any Company Related Party shall have any liability for or with respect to, in the case of each of clauses (x) and (y), any action, suit, claim, proceeding, investigation, arbitration or inquiry against the Company or any Company Related Party arising out of this Agreement, any of the transactions contemplated hereby, any breach of any agreement or covenant or any inaccuracy in any representation or warranty set forth in this Agreement, any matters forming the basis for such termination or any loss suffered as a result of the failure of the Merger or any other transactions contemplated hereby to be consummated, and (B) (x) none of the Company, any Company Related Party or any other Person shall, and none of the Company, any Company Related Party or any other Person shall be entitled to, bring, threaten, commence, maintain or seek any recovery in connection with (and the Company hereby irrevocably covenants not to bring, threaten, commence, maintain or seek (and further covenants to cause each other Company Related Party not to bring, threaten, commence, maintain or seek) any recovery in connection with) and (y) no Parent Related Party shall have any liability for or with respect to, in the case of each of clauses (x) and (y), any action, suit, claim, proceeding, investigation, arbitration or inquiry against any Parent Related Party arising out of this Agreement, any of the transactions contemplated hereby, any breach of any agreement or covenant or any inaccuracy in any representation or warranty set forth in this Agreement, any matters forming the basis for such termination or any loss suffered as a result of the failure of the Merger or any other transactions contemplated hereby to be consummated. If the Company or Parent, as applicable, fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or the Company, as applicable, commences a Legal Proceeding which results in a judgment against the Company or Parent, as applicable, for the payment set forth in this Section 8.3, the Company shall pay Parent or Parent shall pay the Company, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) incurred in prosecuting such Legal Proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received. Notwithstanding the foregoing, payment of the Company Termination Fee or the Parent Termination Fee will not relieve either party from liability for any fraud or Willful Breach. Notwithstanding anything in this Agreement to the contrary, (1) in the event this Agreement is terminated by the Company for any reason at a time when Parent would have had the right to terminate this Agreement and receive the Company Termination Fee, Parent shall be entitled to receipt of any Company Termination Fee that would have been (or would have subsequently become) payable had Parent terminated this Agreement at such time and (2) in the event this Agreement is terminated by Parent for any reason at a time when the Company would have had the right to terminate this Agreement and receive the Parent Termination Fee, the Company shall be entitled to receipt of any Parent Termination Fee that would have been (or would have subsequently become) payable had the Company terminated this Agreement at such time.

8.4 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time or are to be performed (in whole or in part) following the Effective Time shall survive the Effective Time in accordance with their respective terms. Notwithstanding anything herein to the contrary, after the Effective Time, neither Parent nor Merger Sub shall be permitted to claim that any breach by the Company of any of its covenants or obligations under this Agreement results in a failure of a condition to consummate the Merger or excuses performance by Parent or Merger Sub of any of its obligations hereunder (and this Agreement shall not be construed to impose any such conditions or excuse such performance).

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 9.2):

(a) if to Parent or Merger Sub, to:

Globus Medical, Inc.

2560 General Armistead Avenue

Audubon, PA 19403-5214

Attention: Executive Vice President, General Counsel

Email: khuller@globusmedical.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Amy Cassalia

Email:   acassalia@wyrick.com

(b) if to the Company, to:

Nevro Corp.

1800 Bridge Parkway

Redwood City, CA 94065

Attention: SVP, Corporate Development and Chief Legal Officer

E-mail: kashif.rashid@nevro.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Dr., Floor 20

Costa Mesa, CA 92626

Attention:  Daniel E. Rees

      Brian R. Umanoff

Email:    daniel.rees@lw.com

      brian.umanoff@lw.com

9.3 Assignment. No party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Mutual Nondisclosure Agreement, dated as of October 5, 2024, (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms.

9.5 Entire Agreement. This Agreement (including any schedules, annexes and exhibits hereto) and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Annexes hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH

PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT, MERGER SUB OR ANY OF THEIR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, ON THE ONE HAND, NOR THE COMPANY OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.6 Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (a) as set forth in or contemplated by the terms and provisions of Section 6.8, (b) subject to Section 8.2 and the last sentence of this Section 9.6, the right of the Company Stockholders with respect to any damages (including damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders), (c) from and after the Effective Time, the rights of Company Stockholders and the holders of other Company Securities to receive the Merger Consideration, PSU Consideration or RSU Consideration, as applicable, as provided in Article II and (d) the Company Related Parties’ limitations on liability (and other protections arising from the covenants not to sue and related provisions) set forth in Section 8.3(f). Notwithstanding anything herein to the contrary, unless otherwise required by applicable Law, the rights granted pursuant to clause (b) of this Section 9.6 and the provisions of Section 8.2 with respect to the recovery of damages based on the losses suffered by the Company Stockholders (including the loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders) shall only be enforceable on behalf of the Company Stockholders by the Company in its sole and absolute discretion, as agent for the Company Stockholders, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to and run with the Company Shares and be transferred therewith.

9.7 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be effected as originally contemplated to the fullest extent possible.

9.8 Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent and/or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. Any party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving Willful Breach or fraud; provided, however, that in no event shall (i) Parent or Merger Sub be entitled to both the payment of the Company Termination Fee, on the one hand, and specific performance to cause the Company to consummate the Closing, on the other hand or (ii) the Company be entitled to both the payment of the Parent Termination Fee, on the one hand, and specific performance to cause Parent and Merger Sub to consummate the Closing, on the other hand.

9.9 Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.12 Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Letter shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.

9.13 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

9.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

GLOBUS MEDICAL, INC.

By:	/s/ Daniel Scavilla
Name:	Daniel Scavilla
Title:	President and Chief Executive Officer

PALMER MERGER SUB, INC.

By:	/s/ Daniel Scavilla
Name:	Daniel Scavilla
Title:	President and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

NEVRO CORP.

By:	/s/ Kevin Thornal
Name:	Kevin Thornal
Title:	Chief Executive Officer and President

(Signature Page to Agreement and Plan of Merger)

ANNEX A

VOTING AGREEMENT

See attached.

ANNEX B

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

See attached.

Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of February 6, 2025 (the “Agreement Date”), by and among Globus Medical, Inc., a Delaware corporation (“Parent”), Nevro Corp., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. Simultaneously with the execution and delivery of this Agreement, Parent, the Company and Palmer Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.

B. As of the date hereof, the Stockholders are the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of the Company’s common stock, par value $0.001, described on Exhibit A (the “Owned Shares”, and the Owned Shares together with any additional shares of the Company’s common stock that the Stockholders may acquire record and/or beneficial ownership of after the Agreement Date, the “Covered Shares”).

C. As a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement with respect to the Covered Shares, and the Stockholders (solely in each such Stockholder’s capacity as a holder of the Owned Shares), desire to enter into this Agreement to induce Parent to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Agreement to Vote the Covered Shares.

(a) Voting Agreement. During the term of this Agreement, each Stockholder shall vote or cause to be voted all of such Stockholder’s Covered Shares, at every meeting of the stockholders of the Company and at every adjournment or postponement thereof: (i) in favor of (A) the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and (B) any proposal to adjourn or postpone such meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the Merger; and (ii) against (A) any Acquisition Proposal or Acquisition Transaction; and (B) any action, proposal, transaction or agreement that could reasonably be expected to prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

(b) Quorum. During the term of this Agreement, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholders shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

(c) Irrevocable Proxy. Each Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 1(a). This proxy and power of attorney is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by such Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to the Covered Shares. The power of attorney granted by such Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

2. No Voting Trusts or Other Arrangement. Each Stockholder agrees that, during the term of this Agreement, such Stockholder will not, and will not permit any Person under such Stockholder’s control to, deposit any of the Covered Shares in a voting trust, grant any proxies with respect to the Covered Shares (except as contemplated hereunder), or subject any of the Covered Shares to any arrangement with respect to the voting of the Covered Shares. Each Stockholder hereby revokes any and all previous proxies and powers of attorney with respect to the Covered Shares.

3. Transfer and Encumbrance. During the term of this Agreement, each Stockholder agrees not to directly or indirectly transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of such Stockholder’s Covered Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of such Stockholder’s Covered Shares or such Stockholder’s voting or economic interest therein other than (a) to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, or otherwise for estate planning purposes, (b) by will or under the laws of intestacy upon the death of such Stockholder or (c) pursuant to a qualified domestic order; provided, however, that in each such case the Transfer shall be permitted only if the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

4. Waiver of Appraisal and Dissenters’ Rights. To the fullest extent permitted by applicable law, the Stockholders hereby irrevocably and unconditionally waive, and agree not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that the Stockholders may have by virtue of ownership of the Covered Shares.

2

5. Termination. This Agreement shall automatically terminate, without any notice or other action by any Person, upon the first to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) receipt of the Stockholder Approval, (d) any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholders pursuant to the Merger Agreement as in effect on the date hereof and (e) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

6. No Solicitation. During the term of this Agreement, the Stockholders will not, and will not knowingly permit any Person under such Stockholders’ control to, take any action that the Company is prohibited from taking pursuant to Section 5.2(a) of the Merger Agreement.

7. Further Assurances. During the term of this Agreement, the Stockholders agree, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

8. Specific Performance. The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and agree that in the event of any breach or threatened breach by any Party (or Parties) of any of such Party’s (or Parties’) covenants or obligations set forth in this Agreement, the non-breaching Parties, in addition to any other remedy to which they are entitled to under law or equity, will be entitled to seek an injunction or injunctions to prevent or restrain breaches of this Agreement by the other, and to specifically enforce the terms and provisions of this Agreement to prevent breaches, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Any Party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled.

9. Other Miscellaneous Provisions. The following provisions of the Merger Agreement shall apply mutatis mutandis to this Agreement: Section 9.9 (Governing Law), Section 9.10 (Consent to Jurisdiction), Section 9.11 (Waiver of Jury Trial), and Section 9.14 (Counterparts).

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

PARENT:
Globus Medical, Inc.
By:	/s/ David C. Paul
Name:	David C. Paul
Title:	Executive Chairman

[Signature Page to Voting and Support Agreement]

COMPANY:
Nevro Corp.
By:	/s/ Roderick H. MacLeod
Name:	Roderick H. MacLeod
Title:	Chief Financial Officer

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Christofer Christoforou
Christofer Christoforou

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Michael DeMane
Michael DeMane

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ D. Keith Grossman
D. Keith Grossman

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Kirt Karros
Kirt Karros

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Sri Kosaraju
Sri Kosaraju

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Roderick H. MacLeod
Roderick H. MacLeod

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Shawn T. McCormick
Shawn T. McCormick

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Kevin O’Boyle
Kevin O’Boyle

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Karen N. Prange
Karen N. Prange

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Kashif Rashid
Kashif Rashid

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Susan E. Siegel
Susan E. Siegel

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Greg Siller
Greg Siller

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Kevin Thornal
Kevin Thornal

[Signature Page to Voting and Support Agreement]

STOCKHOLDER:

/s/ Elizabeth Weatherman
Elizabeth Weatherman

[Signature Page to Voting and Support Agreement]

Exhibit 99.1

Globus Medical to Acquire Nevro Corp. to Expand Treatment Options for Patients

AUDUBON, Pa. and REDWOOD CITY, Calif. – February 6, 2025 (GLOBE NEWSWIRE) – Globus Medical (NYSE: GMED), a leading musculoskeletal solutions company, and Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today announced they have entered into a definitive agreement for Globus Medical to acquire all shares of Nevro in an all-cash transaction. Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, Globus Medical will acquire all shares of Nevro for $5.85 per share. The transaction represents a total equity value of approximately $250 million.

“This transaction furthers our mission to become the preeminent musculoskeletal technology company in the world by enabling us to expand into new markets for future growth, while gaining access to world-class, differentiated technologies that can provide significant benefit in neuromodulation, enabling technologies, and future implant solutions. We believe our size and operational capabilities will accelerate market penetration of Nevro’s technology and bring much needed and clinically superior relief to patients suffering from chronic pain,” said Dan Scavilla, President and CEO of Globus Medical. “In addition, our scale and operational discipline will allow us to optimize Nevro’s financial performance to drive enhanced profitability and create long-term value moving ahead.”

“We are thrilled to join Globus Medical as this will allow us to reach more patients globally with clinically proven, innovative products that significantly reduce the burden of chronic pain,” said Kevin Thornal, Nevro’s CEO and President. “Through Globus Medical’s capabilities, global infrastructure and other resources, we will be better positioned to achieve our full potential to become a broader and more diversified leader in the pain management space.”

Transaction Terms

The $5.85 per share consideration represents a 27% premium to the 90-day volume-weighted average price (VWAP) of $4.61, a 38% premium to the 30-day VWAP of $4.23, and a 17% premium to Nevro’s closing market price on February 5, 2025. The transaction is expected to close late in the second quarter of 2025, subject to the approval of Nevro’s shareholders, regulatory approval, and other customary closing conditions.

Globus Medical and Nevro Preliminary Full-Year 2024 Revenue Outlook:

•	On January 8, 2025, Globus Medical announced preliminary 2024 net sales of $2.52 billion, an increase of 60.6% over prior year on an as-reported basis; and

•	On January 13, 2025, Nevro announced preliminary 2024 worldwide revenue of $408 million to $409 million.

Globus Medical Full-Year 2025 Financial Outlook:

•	On a stand-alone basis, Globus Medical reaffirms guidance for 2025 net sales of $2.66 billion to $2.69 billion and fully diluted non-GAAP earnings per share range between $3.40 to $3.50; and

•

Following the consummation of the transaction and assuming the transaction closes late in the second quarter 2025, Globus Medical anticipates 2025 net sales of $2.80 billion to $2.90 billion and fully diluted non-GAAP earnings per share range between $3.10 to $3.40.

•	Globus Medical expects the Nevro acquisition to be accretive to its earnings in the second year of operation.

Full-Year 2024 Financial Reporting Dates

Globus Medical expects to report full financial results for 2024 and provide its updated financial outlook for 2025 during its scheduled earnings announcement on February 20, 2025.

Nevro expects to report its full-year 2024 financial results on March 4, 2025. In light of the pending transaction with Globus Medical, Nevro will not hold an earnings conference call and webcast or provide 2025 financial guidance when it reports its 2024 financial results.

Financial and Legal Advisors

Globus Medical’s financial advisor is Morgan Stanley & Co. LLC and Wyrick Robbins Yates & Ponton LLP is serving as legal advisor. Nevro’s financial advisor is BofA Securities, Inc. and Latham & Watkins LLP is serving as legal advisor.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro Corp. is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in the treatment of chronic pain. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint pain. To learn more about Nevro, visit www.nevro.com.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. A Nevro special stockholder meeting will be announced to obtain Nevro stockholder approval in connection with the proposed transaction. Nevro expects to file with the SEC a proxy statement and has filed or may file with the SEC other relevant documents in connection with the proposed transaction. Nevro stockholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Nevro and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nevro with the SEC at the SEC’s website at www.sec.gov, and at Nevro’s website at www.nevro.com.

Participants in the Solicitation

Nevro and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Nevro’s directors and executive officers is set forth in Nevro’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, and in Nevro’s Current Reports on Form 8-K filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nevro’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Nevro’s definitive proxy statement for its special stockholder meeting to be filed with the SEC in connection with the proposed transaction.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the integration of the Nevro business, trends in the medical industry and the ability of Globus Medical and Nevro to: (i) successfully integrate and achieve anticipated synergies, (ii) manage our growth, (iii) sustain profitability, (iv) sustain demand for products, (v) compete successfully (including without limitation success in convincing surgeons to use Globus Medical or Nevro products and the ability to attract and retain sales and other personnel, (vi) rapidly develop and introduce new products, (vii) develop and execute successful business strategies, (viii) comply with changes and applicable laws and regulations that are or may become applicable to Globus Medical and/or Nevro, (ix) safeguard our intellectual property, and (x) succeed in defending against legal proceedings in addition to general economic conditions and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, refer to the disclosure of each Globus Medical and Nevro contained in each company’s most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in each company’s Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, each of Globus Medical and Nevro operates in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for Globus Medical and Nevro to predict all risk factors and uncertainties, nor can we assess the impact of all factors on the Globus Medical business and Nevro business, respectively, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. Globus Medical and Nevro undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contacts:

Investors:

Brian Kearns

Senior Vice President, Corporate Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com

Media:

Moran Chavez

Senior Director, Corporate Affairs

Phone: (619) 318-7681

Email: media@globusmedical.com

Nevro Investor & Media Contact:

Angie McCabe

Vice President, Investor Relations & Corporate Communications

Phone: (628) 261-9432

Email: angeline.mccabe@nevro.com

www.nevro.com

Exhibit 99.2

[Email to All Employees]

Team,

I have some very exciting news to share with you – in a joint press release issued early this morning, Nevro Corp. and Globus Medical announced that Globus Medical has entered into a definitive agreement for Globus Medical to acquire Nevro.

Founded in 2003, Globus Medical is a leading and innovative musculoskeletal solutions company dedicated to solving unmet clinical needs and changing lives. Upon the expected closing of this transaction in the second quarter of 2025, our merger with Globus Medical will create a combined medical technology leader with $3 billion in annual sales in over 60 countries around the world. Globus Medical has a culture of high performance, and its stock price increased more than 50% in 2024.

Globus Medical chose Nevro because we have a shared commitment to offering innovative technologies to patients, and, with our spinal cord stimulation and sacroiliac joint fusion devices, Nevro both complements and aligns with Globus Medical’s spine portfolio. Importantly, Nevro will join Globus Medical in its mission to become the preeminent musculoskeletal technology company in the world.

Importantly, with Globus Medical’s size, capabilities, global infrastructure and other resources, we will be better positioned to accelerate market penetration and bring much-needed and clinically superior treatment therapies to patients suffering from chronic pain.

To read the press release, click the button below.

[Link to Press Release – PDF]

What to Expect as We Move Forward

I know you will have many questions on what this means for you and what happens next.

We will be hosting an in-person and virtual Town Hall meeting for all employees on Thursday, February 6, 2025, at 9:00 a.m. Pacific time (noon Eastern time). For those team members who are participating in our International Sales Meeting, please keep a look out for details on where you can view the Town Hall. A meeting invitation with details will be sent to you shortly.

Today’s announcement is the first step in a process that will likely take several months to complete. The transaction is expected to close in the second quarter of 2025, subject to the approval of our stockholders, receipt of all required regulatory and other customary approvals and satisfaction of other customary closing conditions. Until then, we will continue to operate “business as usual” and as an independent company. It’s important that we not let this news distract us – we must all stay focused on executing our priorities for 2025 and continue to provide the highest level of service to our patients, customers and each other. Our patients and customers depend on us to deliver our products and services so that patients can achieve lasting chronic pain relief and a better quality of life.

I look forward to working with you as we move forward. By joining forces with Globus Medical, we believe we can achieve our full potential to become a broader and more diversified leader in the interventional pain management space and deliver value to our stakeholders.

Kevin

About Globus Medical

Based in Audubon, Pennsylvania, Globus Medical is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint (“SI joint”) pain and offers the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this communication include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this communication are based on information available to Nevro as of the date hereof, and Nevro disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K, and in our other reports filed with the Securities and Exchange Commission (“SEC”). Nevro’s SEC filings are available on the Investor Relations section of its website at https://Nevro.com/English/us/investors/overview/default.aspx and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed transaction may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Nevro or the expected benefits of the proposed transaction or that the approval of Nevro’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed transaction; (iii) the possibility that competing offers or acquisition proposals for Nevro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Nevro to pay a termination fee or other expenses; and (vi) the effect of the announcement or pendency of the merger on Nevro’s ability to retain and hire key personnel, or its operating results and business generally.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. A Nevro special stockholder meeting will be announced to obtain Nevro stockholder approval in connection with the proposed transaction. Nevro expects to file with the SEC a proxy statement and has filed or may file with the SEC other relevant documents in connection with the proposed transaction. Nevro stockholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Nevro and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nevro with the SEC at the SEC’s website at www.sec.gov, and at Nevro’s website at https://www.Nevro.com.

Participants in the Solicitation

Nevro and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Nevro’s directors and executive officers is set forth in Nevro’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, and in Nevro’s Current Reports on Form 8-K filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nevro’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Nevro’s definitive proxy statement for its special stockholder meeting to be filed with the SEC in connection with the proposed transaction.

# # #

Exhibit 99.3

[Letter to Suppliers]

Valued Partner,

Today Nevro Corp. and Globus Medical announced that we have entered into a definitive agreement for Globus Medical to acquire Nevro. Founded in 2003, Globus Medical is a leading and innovative musculoskeletal solutions company dedicated to solving unmet clinical needs and changing lives. Upon the expected closing of this transaction in the second quarter of 2025, our merger with Globus Medical will create a combined medical technology leader with $3 billion in annual sales in over 60 countries around the world.

We are very excited about this transaction as Globus Medical shares our commitment to offering innovative technologies to patients. Our spinal cord stimulation (SCS) and sacroiliac (SI) joint fusion devices will both complement and align with Globus Medical’s spine portfolio. Our vision is to free patients from the burden of chronic pain, and by leveraging Globus Medical’s size, capabilities, global infrastructure and other resources, we believe we will have the enhanced ability to develop and bring to the market innovative products in treating chronic pain.

Click the button below for more details on the transaction.

[Link to Press Release – PDF]

Today’s announcement is the first step in a process that will likely take several months to complete. The transaction is expected to close in the second quarter of 2025, subject to the approval of our stockholders, receipt of all required regulatory and other customary approvals, and satisfaction of other customary closing conditions.

We value our relationship with you, and, as we move forward through this transition period, we will continue to operate our business as usual. If you have any questions, please let me know.

Sincerely,

Joe Camargo

About Globus Medical

Based in Audubon, Pennsylvania, Globus Medical is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint (“SI joint”) pain and offers the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this communication include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this communication are based on information available to Nevro as of the date hereof, and Nevro disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K, and in our other reports filed with the Securities and Exchange Commission (“SEC”). Nevro’s SEC filings are available on the Investor Relations section of its website at https://Nevro.com/English/us/investors/overview/default.aspx and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed transaction may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Nevro or the expected benefits of the proposed transaction or that the approval of Nevro’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed transaction; (iii) the possibility that competing offers or acquisition proposals for Nevro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Nevro to pay a termination fee or other expenses; and (vi) the effect of the announcement or pendency of the merger on Nevro’s ability to retain and hire key personnel, or its operating results and business generally.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. A Nevro special stockholder meeting will be announced to obtain Nevro stockholder approval in connection with the proposed transaction. Nevro expects to file with the SEC a proxy statement and has filed or may file with the SEC other relevant documents in connection with the proposed transaction. Nevro stockholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Nevro and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nevro with the SEC at the SEC’s website at www.sec.gov, and at Nevro’s website at https://www.Nevro.com.

Participants in the Solicitation

Nevro and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Nevro’s directors and executive officers is set forth in Nevro’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, and in Nevro’s Current Reports on Form 8-K filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nevro’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Nevro’s definitive proxy statement for its special stockholder meeting to be filed with the SEC in connection with the proposed transaction.

# # #

Exhibit 99.4

[Letter to Customers]

February 6, 2025

Esteemed Colleague,

Today Nevro Corp. and Globus Medical announced that we have entered into a definitive agreement for Globus Medical to acquire Nevro. Details of the transaction can be found in the joint press release included with this email.

Founded in 2003, Globus Medical is a leading and innovative musculoskeletal solutions company dedicated to solving unmet clinical needs and changing lives. Upon the expected closing of this transaction in the second quarter of 2025, our merger with Globus Medical will create a combined medical technology leader with $3 billion in annual sales in over 60 countries around the world. Importantly, Nevro will join Globus Medical in its mission to become the preeminent musculoskeletal technology company in the world.

We are excited about this transaction for many reasons, including:

•	Globus Medical shares our commitment to developing and offering innovative and top-tier technologies to improve the quality of life for patients.

•

Our proprietary, high-frequency SCS therapy and SI joint fusion products complement and enhance Globus Medical’s product offerings and existing portfolio and adds to the markets in which Globus Medical operates.

•

Our vision is to free patients from the burden of chronic pain, and, as part of Globus Medical after the closing of the transaction, we will be better positioned to accelerate market penetration and bring much-needed and clinically superior treatment therapies to patients suffering from chronic pain.

•	Like Nevro, Globus Medical is committed to bringing products to the market that deliver superior outcomes, unparalleled clinical evidence, physician education and research.

Today’s announcement is the first step in a process that will likely take several months to complete. The transaction is expected to close in the second quarter of 2025, subject to the approval of our stockholders, receipt of all required regulatory and other customary approvals and satisfaction of other customary closing conditions. In the meantime, Nevro will continue to operate business as usual as a separate and independent company. As we move forward, please continue to work with your local Nevro team member to discuss upcoming events.

We look forward to sharing more with you in the future regarding this exciting opportunity. In the meantime, should you have any questions regarding this transaction, please contact your Nevro sales representative.

Sincerely,

David Caraway, M.D., Ph.D.

Senior Vice President & Chief Medical Officer

Nevro Corp.

1

About Globus Medical

Based in Audubon, Pennsylvania, Globus Medical is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint (“SI joint”) pain and offers the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this communication include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this communication are based on information available to Nevro as of the date hereof, and Nevro disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K, and in our other reports filed with the Securities and Exchange Commission (“SEC”). Nevro’s SEC filings are available on the Investor Relations section of its website at https://Nevro.com/English/us/investors/overview/default.aspx and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed transaction may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Nevro or the expected benefits of the proposed transaction or that the approval of Nevro’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed transaction; (iii) the possibility that competing offers or acquisition proposals for Nevro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Nevro to pay a termination fee or other expenses; and (vi) the effect of the announcement or pendency of the merger on Nevro’s ability to retain and hire key personnel, or its operating results and business generally.

2

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. A Nevro special stockholder meeting will be announced to obtain Nevro stockholder approval in connection with the proposed transaction. Nevro expects to file with the SEC a proxy statement and has filed or may file with the SEC other relevant documents in connection with the proposed transaction. Nevro stockholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Nevro and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nevro with the SEC at the SEC’s website at www.sec.gov, and at Nevro’s website at https://www.Nevro.com.

Participants in the Solicitation

Nevro and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Nevro’s directors and executive officers is set forth in Nevro’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, and in Nevro’s Current Reports on Form 8-K filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nevro’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Nevro’s definitive proxy statement for its special stockholder meeting to be filed with the SEC in connection with the proposed transaction.

# # #

3

Exhibit 99.5

[Letter to Physician Faculty]

Esteemed Colleague,

Today Nevro Corp. and Globus Medical announced that we have entered into a definitive agreement for Globus Medical to acquire Nevro. Details of the transaction can be found by clicking the button below:

[Link to press release – PDF]

In the coming weeks, we will schedule a faculty call for you to learn more about this transaction and why we believe it will bring value not only to you but to your patients.

In the meantime, here are some of the key highlights regarding this exciting opportunity:

•

Founded in 2003, Globus Medical is a leading and innovative musculoskeletal solutions company dedicated to solving unmet clinical needs and changing lives. Upon the expected closing of this transaction in the second quarter of 2025, our merger with Globus Medical will create a combined medical technology leader with $3 billion in annual sales in over 60 countries around the world.

•

Our proprietary, high-frequency SCS therapy and SI joint fusion products complement and enhance Globus Medical’s product offerings and existing portfolio and add to the markets in which Globus Medical operates.

•

Our vision is to free patients from the burden of chronic pain, and by leveraging Globus Medical’s size, capabilities, global infrastructure and other resources, we believe we will have the enhanced ability to develop and bring to the market innovative products in treating chronic pain.

•	Like Nevro, Globus Medical is committed to physician education and research.

Today’s announcement is the first step in a process that will likely take several months to complete. The transaction is expected to close in the second quarter of 2025, subject to the approval of our stockholders, receipt of all required regulatory and other customary approvals and satisfaction of other customary closing conditions. In the meantime, Nevro will continue to operate business as usual as a separate and independent company.

Nevro is excited about our pending combination with Globus Medical, and we look forward to providing you with further updates soon.

As we move forward, please continue to work with your local Nevro team member to discuss upcoming events.

With warm regards,

David

David Caraway, M.D., Ph.D.

Senior Vice President & Chief Medical Officer

Nevro Corp.

About Globus Medical

Based in Audubon, Pennsylvania, Globus Medical is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint (“SI joint”) pain and offers the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients. To learn more about Nevro, visit www.nevro.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this communication include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this communication are based on information available to Nevro as of the date hereof, and Nevro disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K, and in our other reports filed with the Securities and Exchange Commission (“SEC”). Nevro’s SEC filings are available on the Investor Relations section of its website at https://Nevro.com/English/us/investors/overview/default.aspx and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed transaction may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Nevro or the expected benefits of the proposed transaction or that the approval of Nevro’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed transaction; (iii) the possibility that competing offers or acquisition proposals for Nevro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Nevro to pay a termination fee or other expenses; and (vi) the effect of the announcement or pendency of the merger on Nevro’s ability to retain and hire key personnel, or its operating results and business generally.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. A Nevro special stockholder meeting will be announced to obtain Nevro stockholder approval in connection with the proposed transaction. Nevro expects to file with the SEC a proxy statement and has filed or may file with the SEC other relevant documents in connection with the proposed transaction. Nevro stockholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Nevro and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nevro with the SEC at the SEC’s website at www.sec.gov, and at Nevro’s website at https://www.Nevro.com.

Participants in the Solicitation

Nevro and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Nevro’s directors and executive officers is set forth in Nevro’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, and in Nevro’s Current Reports on Form 8-K filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nevro’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Nevro’s definitive proxy statement for its special stockholder meeting to be filed with the SEC in connection with the proposed transaction.

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Exhibit 99.6

[Email to Sales Team]

Sales Team,

As we shared a short time ago, Nevro Corp. and Globus Medical announced that we have entered into a definitive agreement for Globus Medical to acquire Nevro. Details on the transaction can be found in today’s press release included with this email.

Founded in 2003, Globus Medical is a leading and innovative musculoskeletal solutions company dedicated to solving unmet clinical needs and changing lives. Upon the expected closing of this transaction in the second quarter of 2025, our merger with Globus Medical will create a combined medical technology leader with $3 billion in annual sales in over 60 countries around the world.

We are very excited about this transaction for several reasons:

•

Our innovative, high-frequency SCS therapy and SI joint fusion products complement and enhance Globus Medical’s product offerings and existing portfolio and adds to the markets in which Globus Medical operates.

•

By leveraging Globus Medical’s size, capabilities, global infrastructure and other resources, we believe we will be better positioned to accelerate our market penetration and growth and diversify our business in the coming years.

•	In addition, this combination will position us to compete more effectively in a market dominated by large medical device companies.

•

We also believe the combined company will strengthen our ability to develop and offer innovative products backed by top-tier clinal evidence demonstrating their safety and efficacy and delivering superior health outcomes.

The transaction is expected to close in the second quarter of 2025, subject to the approval of our stockholders, receipt of all required regulatory and other customary approvals and satisfaction of other customary closing conditions. I appreciate many of you will have questions, and we will do our best to answer them during our Town Hall meeting later today.

As we work through this transition period, it’s business as usual for our team. I ask that you remain focused on your goals and continue to engage with and support our customers.

Please reach out to each of your customers to share this exciting news and reaffirm our commitment to providing them with innovative solutions in treating their patients suffering from chronic pain. Below is the approved email content that you can send to your customers. Be sure to include the attached press release issued earlier today and the letter from Dr. Caraway to our customers highlighting the value of this proposed transaction.

Be sure to join us for our Town Hall meeting today for more information.

Let’s go!!!!

Kevin & Greg

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Instructions: Below is the approved language for you to cut and paste into your emails to customers (be sure to include the legal language below beginning with the “About Globus Medical” section and ending with “Participants in the Solicitation” section as well as the attached press release announcing the transaction and the letter from Dr. Caraway):

I am thrilled to share with you that earlier today Nevro and Globus Medical issued a joint press release announcing that we have entered into a definitive agreement for Globus Medical to acquire Nevro. Globus Medical is a leading and innovative musculoskeletal solutions company and is dedicated to solving unmet clinical needs and changing lives.

Please see the attached letter from Dr. David Caraway, Nevro’s Chief Medical Officer, and press release for information. If you have any questions, please let me know.

I look forward to continuing to work with and support you in treating patients suffering from chronic pain.

About Globus Medical

Based in Audubon, Pennsylvania, Globus Medical is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

About Nevro Corp.

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy. Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint (“SI joint”) pain and offers the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this communication include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this communication are based on information available to Nevro as of the date hereof, and Nevro disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K, and in our other reports filed with the Securities and Exchange Commission (“SEC”). Nevro’s SEC filings are available on the Investor Relations section of its website at https://nevro.com/English/us/investors/overview/default.aspx and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed transaction may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Nevro or the expected benefits of the proposed transaction or that the approval of Nevro’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed transaction; (iii) the possibility that competing offers or acquisition proposals for Nevro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Nevro to pay a termination fee or other expenses; and (vi) the effect of the announcement or pendency of the merger on Nevro’s ability to retain and hire key personnel, or its operating results and business generally.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. A Nevro special stockholder meeting will be announced to obtain Nevro stockholder approval in connection with the proposed transaction. Nevro expects to file with the SEC a proxy statement and has filed or may file with the SEC other relevant documents in connection with the proposed transaction. Nevro stockholders are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about Nevro and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nevro with the SEC at the SEC’s website at www.sec.gov, and at Nevro’s website at https://www.nevro.com.

Participants in the Solicitation

Nevro and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding Nevro’s directors and executive officers is set forth in Nevro’s proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, and in Nevro’s Current Reports on Form 8-K filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nevro’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Nevro’s definitive proxy statement for its special stockholder meeting to be filed with the SEC in connection with the proposed transaction.

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